Exhibit 10.3

AMENDED AND RESTATED PARTICIPATION AGREEMENT

among

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
as Obligor

U.S. BANK NATIONAL ASSOCIATION
in its individual capacity and as trustee,
as Trust Obligee

BTM CAPITAL CORPORATION
as Corporate Obligee and Owner Participant

THE FINANCIAL INSTITUTIONS NAMED HEREIN AS LENDERS
as Lenders

BANK OF TOKYO-MITSUBISHI TRUST COMPANY
as Agent and Security Trustee

Dated as of June 30, 2003
(1999)

AMENDED AND RESTATED
PARTICIPATION AGREEMENT

This AMENDED AND RESTATED PARTICIPATION AGREEMENT, dated as of June 30, 2003 (together with all amendments and supplements hereto, this “Agreement”) is among HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware corporation (together with its successors and permitted assigns “Obligor”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee (together with its successors and permitted assigns, “Trust Obligee”) and in its individual capacity, but only where so specified, (together with its successors and permitted assigns, “Trust Company”), BTM CAPITAL CORPORATION, a Delaware corporation (as successor and assignee of U.S. Bank National Association, successor-in-interest to State Street Bank and Trust Company of Connecticut, National Association, as “Owner Trustee”) (together with its successors and permitted assigns, “Corporate Obligee” and, together with Trust Obligee, collectively, “Obligees”), THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, DEN DANSKE BANK A/S, Cayman Island Branch, HSBC BANK USA and THE BANK OF NOVA SCOTIA (each as assignee of Four Winds Funding Corporation) (together with their respective successors and assigns, each as a “Lender” and collectively, the “Lenders”), BANK OF TOKYO-MITSUBISHI TRUST COMPANY, the New York trust company (as assignee of Commerzbank Aktiengesellschaft, New York Branch), as agent for Lenders (together with its successors and permitted assigns, “Agent”) and as security trustee (together with its successors and permitted assigns, “Security Trustee”) and BTM CAPITAL CORPORATION, a Delaware corporation, (together with its successors and permitted assigns, the “Owner Participant”).

W I T N E S S E T H:

WHEREAS, the Original Owner Trustee under the Original Trust Agreement financed certain manufacturing equipment pursuant to the Original Participation Agreement and the Original Equipment Agreement;

WHEREAS, on the date hereof, pursuant to the Original Trust Purchase Agreement, Corporate Obligee shall acquire the beneficial interests of the Original Owner Participant under the Original Trust Agreement with respect to which Original Owner Trustee acted as trustee under the existing financing evidenced by the Original Participation Agreement and the Original Equipment Agreement;

WHEREAS, pursuant to the Assumption and Revocation Agreement, Original Owner Trustee assigned to Corporate Obligee and Corporate Obligee assumed from Original Owner Trustee all of Original Owner Trustee’s right, title, interest and obligations in, to and under the Original Trust Agreement and the Original Trust Estate, including, without limitation, all of Original Owner Trustee’s right, title, interest and obligations under the Original Notes evidencing the Original Loans, and thereupon Corporate Obligee terminated the Original Trust Agreement and revoked the trust created thereunder;

WHEREAS, the Lenders, Trust Obligee and Corporate Obligee have each agreed to restructure the Original Loans into (a) A Loans to Corporate Obligee, subject to the conditions in this Agreement, and (b) B Loans to Corporate Obligee, subject to the conditions in this Agreement;

WHEREAS, Corporate Obligee acquired its right, title and interest in, to and under the Original Trust Agreement and the Original Trust Estate subject to the Liens of the Security Trustee, which Liens are for the benefit of all Lenders to secure the A Notes and B Notes in accordance with the terms hereof;

WHEREAS, pursuant to the Receivables Purchase Agreement, Trust Obligee purchased from Corporate Obligee, and Corporate Obligee sold to Trust Obligee, the Transferred Property subject to the Liens of the A Notes with the purchase price therefor being the assumption by Trust Obligee from Corporate Obligee of the A Loans;

WHEREAS, the Lenders (or their predecessor-in-interest) acquired their respective undivided ownership interests in and to the Original Notes and the Original Loans pursuant to the Liquidity Agreement and the other Original Operative Documents; and

WHEREAS, the parties hereto desire that this Agreement amend and restate the Original Participation Agreement in its entirety to consummate the transactions described in the foregoing recitals and for certain other purposes.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Participation Agreement in its entirety as follows:

Definitions.

Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth or referred to in Appendix A to this Agreement.

Representations and Warranties.

2.1       Obligor Representations and Warranties.  Obligor hereby represents and warrants as of the Restructuring Date for the benefit of each other party hereto that:

                                    (a)        Obligor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation set forth above, has full power, authority and legal right under such laws to execute, deliver and perform its obligations under the Operative Documents to which it is a party and is qualified to do business in and is in good standing in each state or other jurisdiction in which the nature of its business makes such qualification necessary, except where failure to so qualify would not have a material adverse effect on Obligor;

                                    (b)        the financing of the Equipment, the execution and delivery of the Operative Documents and the other related instruments, documents and agreements to which it is a party, and the compliance by Obligor with the terms hereof and thereof and the payments and performance by Obligor of any of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by Obligor, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Obligor’s certificate of incorporation, its by-laws or any provisions relating to the capital stock of Obligor, and (iii) do not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which Obligor is a party, or by or under which Obligor or any of Obligor’s property is bound except where such violation or breach would not be expected to have a material adverse effect on Obligor and would not affect Obligees’ respective interests in the Obligee Property, Security Trustee’s interest in the Collateral or any party’s remedies under the Operative Documents, or conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument except where such conflict, breach or default would not be expected to have a material adverse effect on Obligor and would not affect Obligees’ respective interests in the Obligee Property, Security Trustee’s interest in the Collateral or any party’s remedies under the Operative Documents, or result in the creation or imposition of any Lien, other than Permitted Liens, upon any of Obligor’s property or assets and (iv) do not require, on the part of Obligor or any shareholder or Subsidiary thereof, the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Governmental Entity except for filings, if any, made pursuant to any notice reporting requirement applicable to it;

                                    (c )       each Operative Document to which it is a party and each Security Document to which a Subsidiary of Obligor is a party has been executed by the duly authorized officer or officers of Obligor or such Subsidiary, respectively, and delivered to the other parties thereto and (assuming due authorization, execution and delivery of the Operative Documents by the other parties thereto) constitutes, or when executed by the duly authorized officer or officers of Obligor or such Subsidiary and delivered to the other parties thereto, such Operative Documents will constitute, the legal, valid and binding obligations of Obligor or such Subsidiary, enforceable against Obligor or such Subsidiary in accordance with their respective terms except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights from time to time in effect and by general principles of equity including those applicable to the enforceability of the remedy of specific performance;

                        (d)        Immediately prior to giving effect to each Cross-Receipt under the Original Operative Documents therefor, Obligor had good and marketable title to each Item of Equipment specified in such Cross-Receipt, and Obligor has not granted any Lien on any Item of Equipment or the proceeds thereof, the Equipment Agreement or the insurance required under the Equipment Agreement other than Liens granted by it under the Operative Documents, and no Lien, other than Permitted Liens, has attached to any Item of Equipment, the proceeds thereof or the Equipment Agreement or the insurances required under the Equipment Agreement, or in any manner has affected adversely Corporate Obligee’s, Trust Obligee’s or Security Trustee’s right, title and interest therein;

                                    (e)        each Item of Equipment is personal property and not a fixture attached to realty under Applicable Law, and each Item of Equipment that has a serial number or other identification number set forth therefor on the Related Equipment Agreement Supplement has such serial number or other identification number permanently affixed thereto.

                                    (f)         (i) when the Subsidiary Equipment Agreements were executed, the security interests in the Equipment granted to Obligor by the Subsidiaries pursuant to the Subsidiary Equipment Agreements, (ii) the security interests in the Equipment and in the Subsidiary Equipment Agreements granted to Corporate Obligee by Obligor pursuant to the Equipment Agreement and (iii) the security interests in the Equipment Collateral granted to Security Trustee pursuant to this Agreement, in each case constitute a first priority Lien with respect to such Equipment Collateral under Applicable Law, and Obligor, Corporate Obligee and Security Trustee shall be entitled to all of the rights, benefits and priorities provided to a holder of a first priority Lien under Applicable Law.

                                    (g)        for each Item of Equipment located in the United States for which a serial number or other identification number is identified on the Related Equipment Agreement Supplement, upon the filing of:

(i)         appropriately completed UCC financing statements with the Equipment described in the manner described on the Related Equipment Agreement Supplement (1) naming the relevant Subsidiary of Obligor that is a party to a Subsidiary Equipment Agreement as debtor and the Obligor as secured party, with the Secretary of State of the State of such Subsidiary’s UCC Location, (2) naming Obligor as debtor and Corporate Obligee as secured party, with the Secretary of State of the State of Obligor’s UCC Location, and (3) naming Corporate Obligee as debtor and the Security Trustee as secured party, with the Secretary of State of the State of Corporate Obligee’s UCC Location;

(ii)        appropriately completed UCC “in-lieu” financing statements continuing the effectiveness of the Pre Effective Date Financing Statements (x) naming a Subsidiary of Obligor that is a party to a Subsidiary Equipment Agreement as debtor and Obligor as secured party, filed with the Secretary of State of the relevant Subsidiary of Obligor’s UCC Location, (y) naming Obligor as debtor and Original Obligee as secured party, filed with the Secretary of State of the State of Obligor’s UCC Location and (z) naming Original Obligee as debtor and Original Security Trustee as secured party, filed with the Secretary of State of the State of Original Obligee’s UCC Location;

(iii)       appropriately completed UCC-3 financing statements assigning the Liens evidenced by the UCC financing statements referenced in (ii) above (x) naming Original Obligee as secured party from Original Obligee to and for the benefit of Corporate Obligee and (v) naming Original Security Trustee as secured party to and for the benefit of Security Trustee in each case filed with the Secretary of State of the State of the relevant UCC Location;

(iv)       an appropriately completed UCC-3 financing statements amending the UCC financing statements referenced in (ii) above naming Original Obligee as debtor to reflect Corporate Obligee as the debtor for the benefit of Security Trustee and filed with the Secretary of State of the State of Corporate Obligee’s UCC Location,

the security interest in each such Item of Equipment granted to Obligor by such Subsidiary pursuant to the related Subsidiary Equipment Agreement, the security interests in such Item of Equipment and in the related Subsidiary Equipment Agreement granted by Obligor to Corporate Obligee pursuant to the Equipment Agreement, and the security interests in such Item of Equipment and in the Equipment Agreement granted by Corporate Obligee to Security Trustee pursuant to this Agreement, shall in each case constitute a first priority perfected Lien under the UCC (as applicable) with respect to such Equipment, Subsidiary Equipment Agreement and Equipment Agreement under Applicable Law and Obligor, Corporate Obligee and Security Trustee shall be entitled to all of the rights and benefits and priorities provided to a holder of a perfected first priority Lien under Applicable Law, and on Restructuring Date, all recordations and filings shall have been accomplished with respect to this Agreement in each UCC jurisdiction as may be required by Applicable Law to establish and perfect Obligor’s Liens granted by such Subsidiary of Obligor, Corporate Obligee’s Liens granted by Obligor and Security Trustee’s Liens granted by Corporate Obligee in and to such Item of Equipment, such Subsidiary Equipment Agreement and the Equipment Agreement, and any giving of notice or any other action to such end required by Applicable Law has been given or taken;

                        (h)        for each Item of Equipment located in the United States for which a serial number or other identification number is identified on the Related Equipment Agreement Supplement, (i) the security interests in the Equipment Collateral granted by Corporate Obligee to Security Trustee pursuant to this Agreement constitutes a first priority Lien with respect to the Equipment Collateral under Applicable Law, (ii) upon the filing of appropriately completed UCC financing statement with the Equipment described in the manner described on the Related Equipment Agreement Supplement for the benefit of Security Trustee and filed with the Secretary of State of the State of Corporate Obligee’s UCC Location, the security interests in Corporate Obligee’s interest in each such Item of Equipment granted to Security Trustee pursuant to this Agreement constitutes a first priority perfected Lien with respect to such interest in such Items of Equipment under Applicable Law and Security Trustee shall be entitled to all of the rights and benefits and priorities provided to a holder of a perfected first priority Lien under Applicable Law, and (iii) all recordations and filings shall be accomplished with respect to this Agreement in each jurisdiction in the United States as may be required by law to establish and perfect Security Trustee’s rights in and to such Items of Equipment located in the United States and in the Equipment Agreement and any giving of notice or any other action such end required by Applicable Law has been given or taken;

                        (i)         Obligor’s UCC Location is in the State of Delaware;

                        (j)         no Equipment Agreement Default or Equipment Agreement Event of Default has occurred and is continuing and no Event of Loss or event which with the passage of time, would become or Event of Loss has occurred;

                        (k)        there is no litigation or other proceeding now pending or, to the Obligor’s knowledge, threatened, against or affecting Obligor or any Subsidiary thereof, in any court or before any regulatory commission, board or other administrative governmental agency which will adversely affect or impair the right, title or interest of Corporate Obligee to any Item of Equipment, the Equipment Agreement or any other Operative Document, or the security interest of Security Trustee in any Item of Equipment or the Equipment Agreement, this Agreement or any Operative Document, or which, if decided adversely to Obligor or such Subsidiary, will materially adversely affect the business operations or financial condition of Obligor;

                        (l)         without limiting the generality of the foregoing, the retention of possession by Obligor of the Items of Equipment financed hereunder following the transfer of an interest therein to Corporate Obligee shall not be deemed fraudulent or void as against any present or future creditor of Obligor under Applicable Law, nor would any subsequent bona fide purchaser from Obligor of such Items of Equipment, in the event of any attempted subsequent transfer thereof by Obligor, acquire any title to or rights therein superior to Corporate Obligee’s right, title or interest therein;

                        (m)       Obligor has delivered to each Obligee, Owner Participant, each Lender and Agent its most recent annual report on Form 10-K and quarterly report on Form 10-Q and they are complete and correct in all material respects, accurately present the financial condition of Obligor on the dates for which, and the results of its operations for the periods for which, the same have been furnished and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby; and there has been no material adverse change in the condition of Obligor and its Subsidiaries taken as a whole, financial or otherwise, since the date of such Form 10-Q;

                        (n)        Obligor has not entered into the transactions contemplated herein, directly or indirectly, in connection with any arrangement in any way involving any employee benefit plan or plans or related trust to which it is a party in interest or disqualified person, all within the meaning of ERISA, and the Code, and, assuming the accuracy of the representations made in Sections 2.5(f) and (g) and 2.6(a) and (b) herein, the execution and delivery of, and the consummation of the transactions contemplated by, the Operative Documents, will be exempt from, or will not involve any transaction which is subject to, the prohibitions of either Section 406 of ERISA or Section 4975 of the Code and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code;

                        (o)        Obligor is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended;

                        (p)        Obligor delivered to Original Obligee a true, correct and complete Certificate of Costs evidencing payment for the Items of Equipment specified in such Certificate of Costs financed by Original Obligee;

                        (q)        payment in full has been made by or on behalf of Obligor to the vendor of each Item of Equipment; and

                        (r)        each Item of Equipment is leased to a Subsidiary of Obligor, and the identification of such Subsidiary, the location of its chief executive office and the location of such Item of Equipment are each identified on the Subsidiary Equipment Agreement.

            2.2       Trust Obligee Representations and Warranties.  Trust Obligee hereby represents and warrants as of the Restructuring Date for the benefit of each party hereto that:

                        (a)        Trust Obligee is a trust duly established and validly existing under the laws of the State of Connecticut, has full power, authority and legal right under such laws to execute, deliver and perform its obligations under the Operative Documents to which it is a party;

                        (b)        the financing of the Transferred Property, the execution and delivery of the Operative Documents and the other related instruments, documents and agreements to which it is a party, and the compliance by Trust Obligee with the terms hereof and thereof and the payments and performance by Trust Obligee of any of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate trust action taken by Trust Obligee, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Trust Obligee’s Trust Agreement, (iii) will not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which Trust Obligee is a party, or by or under which Trust Obligee or any of Trust Obligee’s property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien, other than Permitted Liens, upon any of Trust Obligee’s property or assets, and (iv) will not require, on the part of the Trust Company or any Affiliate thereof, the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any United States federal or Connecticut local governmental or public commission, board, authority or agency except for filings, if any, made pursuant to any notice reporting requirement applicable to it;

            (c)        each Operative Document to which it is a party has been executed by the duly authorized officer or officers of the Trust Company on behalf of the Trust Obligee and delivered to the other parties thereto and constitutes, or when executed by the duly authorized officer or officers of the Trust Company on behalf of the Trust Obligee and delivered to the other parties thereto, such Operative Documents will constitute, the legal, valid and binding obligations of Trust Obligee, enforceable against it in accordance with their terms except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights from time to time in effect and by general principles of equity including those applicable to the enforceability of the remedy of specific performance;

            (d)        there are no outstanding judgments against Trust Obligee and no pending or threatened action (known to Trust Obligee) or proceeding affecting Trust Obligee before any court, governmental agency or arbitrator, in any jurisdiction;

            (e)        there is no tax, levy, impost, deduction, charge or withholding which may be imposed on or asserted against the Transferred Property Collateral or any part thereof or any interest therein, or against Lenders, Agent or Security Trustee under the laws of the State of Connecticut either (i) on or by virtue of the execution or delivery of Operative Documents or any other document contemplated thereby, or (ii) on any payment to be made by Trust Obligee pursuant to the Loan Documents or any other document contemplated thereby to which Trust Obligee is a party; and

            (f)         Trust Obligee has no indebtedness or other liabilities, whether contingent or otherwise, other than its obligations under and as contemplated by the Operative Documents.

            2.3.      Further Trust Obligee Representations and Warranties.  Trust Obligee hereby represents and warrants as of the Restructuring Date for the benefit of Lenders, Agent and Security Trustee that:

            (a)        it has all rights and interests in the Transferred Property Collateral, free and clear of all Liens other than Permitted Liens;

            (b)        (i) the security interests in the Transferred Property Collateral granted by it to Security Trustee pursuant to this Agreement constitute a Lien with respect to such Transferred Property Collateral under Applicable Law, and (ii) all recordations and filings shall have been accomplished with respect to this Agreement in each jurisdiction in the United States as may be required by law to establish and perfect Security Trustee’s rights in and to the Transferred Property Collateral and any giving of notice or any other action to such end required by Applicable Law has been given or taken;

            (c)        its UCC Location is in the State of Ohio; and

            (d)        it makes each of the representations and warranties made by it in each other Operative Document to which it is a party to, and for the benefit of, Lenders, Agent and Security Trustee as if the same were set forth in full herein.

            2.4.      Trust Company Representations and Warranties.  Trust Company hereby represents and warrants as of the Restructuring Date for the benefit of each of the parties hereto that:

                        (a)        it is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and has full power, authority and legal right under such laws to execute, deliver and perform its obligations under this Agreement and the Trust Agreement;

                        (b)        each of the Trust Agreement and (to the extent of the covenants, agreements, representations and warranties of Trust Company in its individual capacity contained herein) this Agreement has been duly executed and delivered by Trust Company, and (assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant) the Trust Agreement and (to the extent of the covenants, agreements, representations and warranties of Trust Company in its individual capacity contained herein) this Agreement constitutes a legal, valid and binding obligation of Trust Company, enforceable against Trust Company in accordance with its terms;

                        (c)        neither the execution or delivery by Trust Company of the Trust Agreement or this Agreement nor the performance by Trust Company of its obligations hereunder or thereunder (i) conflicts or will conflict with or violate in any respect any applicable United States federal law governing the banking or trust powers of Trust Company or any Connecticut law applicable to or binding upon Trust Company or any of its Affiliates, or any of their respective properties, (ii) conflicts or will conflict with or violate Trust Company’s articles of association or by-laws, (iii) conflicts or will conflict with, or contravene, violate or result in a breach of, any indenture, mortgage, loan agreement, lease or any other material agreement or material instrument to which Trust Company or any of its Affiliates is a party or by which any of their respective properties is bound, (iv) results or will result in the creation or imposition of any Lien (other than Permitted Liens) on the Transferred Property Collateral, or (v) requires or will require, on the part of Trust Company or any Affiliate of Trust Company, the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Government Entity governing the banking or trust powers of Trust Company, except for filings, if any, made pursuant to any notice reporting requirement applicable to it; provided, that no representation is made as to any laws, rules or regulations applicable to the particular nature of the Transferred Property Collateral;

            (d)        it is not in breach of any covenants or agreements made by it in the Trust Agreement or by it in its individual capacity in this Agreement;

            (e)        its UCC Location is in the State of Ohio; and

            (f)         there are no actions, suits or proceedings pending or, to the best knowledge of Trust Company, threatened before any court or by or before any other Government Entity, or any arbitrator, which (i) either individually or in the aggregate, would have a material adverse effect on the Trust Company or the Trust Estate or on the right, power or authority of Trust Company to perform its obligations under the Operative Documents to which it is, or is to become a party or on Trust Obligee’s ability to perform its obligations under any Operative Document to which it is, or is to become, a party or (ii) call into question the validity or the enforceability of any Operative Document.

            2.5.      Corporate Obligee Representations and Warranties.  Corporate Obligee represents and warrants as of the Restructuring Date for the benefit of each other party hereto that:

            (a)        Corporate Obligee is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has full power, authority and legal right under such laws to execute, deliver and perform its obligations under the Operative Documents to which it is a party and is qualified to do business in, is in good standing in all material respects in, each state or other jurisdiction in which the nature of its business makes such qualification necessary, except where failure to so qualify would not have a material adverse effect on Corporate Obligee;

            (b)        the financing of the Equipment as contemplated hereby, the execution and delivery of the Operative Documents and the other related instruments, documents and agreements to which it is a party, and the compliance by Corporate Obligee with the terms hereof and thereof and the payments and performance by Corporate Obligee of any of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by Corporate Obligee, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Corporate Obligee’s certificate of incorporation (or equivalent document), its by-laws or any provisions relating to the capital stock of Corporate Obligee, and (iii) will not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which Corporate Obligee is a party, or by or under which Corporate Obligee or any of Corporate Obligee’s property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of Corporate Obligee’s property or assets other than the Lien of the Security Trustee hereunder and any Permitted Liens, and (iv) will not require, on the part of Corporate Obligee or any Affiliate thereof, the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any United States federal or Delaware local governmental or public commission, board, authority or agency except for filings, if any, made pursuant to any notice reporting requirement applicable to it;

            (c)        each Operative Document to which it is a party has been executed by the duly authorized officer or officers of Corporate Obligee and delivered to the other parties thereto and constitutes, or when executed by the duly authorized officer or officers of Corporate Obligee and delivered to the other parties thereto, such Operative Documents will constitute, the legal, valid and binding obligations of Corporate Obligee, enforceable in accordance with their terms except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights from time to time in effect and by general principles of equity including those applicable to the enforceability of the remedy of specific performance;

            (d)        Corporate Obligee is not in breach of any covenants or agreements made by it in this Agreement or in the Equipment Agreement or in its capacity as Owner Participant in the Trust Agreement;

            (e)        there are no actions, suits or proceedings pending or, to the best knowledge of Corporate Obligee, threatened before any court or by or before any other Government Entity, or any arbitrator, which (i) either individually or in the aggregate, would have a material adverse effect on the Equipment Collateral or on the right, power and authority of Corporate Obligee’s ability to perform its obligations under any Operative Document to which it is, or is to become, a party or (ii) call into question the validity thereof or the enforceability thereof in accordance with the terms thereof;

            (f)         no part of the funds used or to be used by it to make its investment in the Trust Estate contemplated hereby does or will constitute assets of an employee benefit plan, within the meaning of ERISA or any applicable regulation thereunder, or any assets or any plan, as defined in Section 4975(e)(1) of the Code; and

            (g)        Corporate Obligee has all rights and interests that Original Obligee had in each Item of Equipment (including the parts and components thereof) and the Equipment Collateral, free and clear of all Liens arising by, through or under Corporate Obligee other than the Permitted Liens;

            (h)        Security Trustee’s interests in the Equipment Agreement has been registered in accordance with Section 14.3 of the Equipment Agreement; and

            (i)         Corporate Obligee’s UCC Location is in the State of Delaware.

[Reserved.]

3.         [Reserved.]

4.         Restructuring of Original Loans.

            4.1.      Equity Components.  Pursuant to the Original Participation Agreement, the Original Owner Participant advanced Equity Components of each Item of Equipment and each party hereto hereby acknowledges and agrees that all such Equity Components so advanced have been fully and satisfactorily applied pursuant to and in accordance with the Original Operative Documents.

4.2.      Amended and Restated Transaction.  Each party hereto hereby:

                        (a)        acknowledges and agrees that (i) for the benefit of Original Obligee and Original Lender, Obligor transferred all of its right, title and interest in and to the Original Equipment to Original Obligee, pursuant to the Original Operative Documents; (ii) subject to the terms and conditions set forth in the Original Trust Purchase Agreement, a copy of which is attached hereto as Exhibit A, Original Owner Participant transferred all of its right, title and interest in and to the Original Trust Agreement and the Original Trust Estate to Corporate Obligee; and (iii) pursuant to the Assumption and Revocation Agreement, a copy of which is attached hereto as Exhibit B, Original Owner Trustee assigned (subject to the Liens of the Original Security Trustee) to Corporate Obligee, and Corporate Obligee assumed, all of Original Owner Trustee’s right, title, interest and obligations in, to and under the Original Trust Agreement and the Original Trust Estate, including, without limitation, all of Original Owner Trustee’s right, title, interest and obligations under the Original Operative Documents and under the Original Loans evidenced by the Original Notes, and thereupon Corporate Obligee terminated the Original Trust Agreement and revoked the trust created thereunder;

                        (b)        acknowledges and agrees that (i) the Lenders, Trust Obligee and Corporate Obligee have each agreed to restructure the Original Loans into (x) A Loans to Corporate Obligee, subject to the conditions in this Agreement, and (y) B Loans to Corporate Obligee, subject to the conditions in this Agreement; (ii) Corporate Obligee has acquired its rights in the Original Trust Estate subject to the Liens of the Original Security Trustee, which Liens were assigned to the Security Trustee for the benefit of all Lenders, and has granted Security Trustee Liens on the Collateral to secure the A Notes and the B Notes in accordance with the terms of this Agreement; and (iii) pursuant to the Receivables Purchase Agreement, a copy of which is attached hereto as Exhibit C, Trust Obligee purchased from Corporate Obligee, and Corporate Obligee sold to Trust Obligee, the Transferred Property subject to the Lien of the Security Trustee hereunder with the purchase price therefor being the assumption by Trust Obligee from Corporate Obligee of the A Loans;

                        (c)        acknowledges and agrees that on the Restructuring Date, contemporaneously with Trust Obligee’s purchase of the Transferred Property and assumption of the A Loans evidenced by the A Notes from Corporate Obligee pursuant to the Receivables Purchase Agreement, (i) Corporate Obligee shall endorse the A Notes over to Trust Obligee and immediately thereafter such A Notes shall be cancelled by the A Lenders, and (ii) Trust Obligee shall issue replacement A Notes evidencing the A Loans in favor of the A Lenders;

                        (d)        consents to the execution and delivery of the Equipment Agreement, the Original Trust Purchase Agreement, the Assumption and Revocation Agreement, the Trust Agreement, the Receivables Purchase Agreement and the other Operative Documents and the performance of the transactions contemplated thereby in respect of the Original Equipment and the Original Trust Estate in all respects and for all purposes; and

                        (e)        consents to the termination of the Risk Allocation Agreement, the Letter of Credit Reimbursement Security Agreement and the Program Administration Letter and the Original Trust Agreement in all respects and for all purposes.

            4.3.      Rights in Original Equipment.  Each party hereto hereby acknowledges and agrees that, as a result of the consummation of the transactions contemplated under this Agreement and the other Operative Documents, Corporate Obligee has and shall have obtained all right, title and interest in and to the Original Trust Estate and the Original Equipment, subject to the Lien of this Agreement and the Equipment Agreement and subject to the terms and conditions set forth herein, including, without limitation, Section 10.15 hereof, and the OriginalEquipment shall for all purposes constitute the “Equipment” hereunder and under the other Operative Documents.

            4.4.      Original Conditions.  Each party (other than U.S. Bank National Association in its individual capacity) hereto hereby acknowledges and agrees that, prior to the Restructuring Date, all of the conditions and obligations set forth in Sections 4.1 through 4.5 of the Original Participation Agreement were either fully satisfied or waived by such party entitled to waive such conditionand, as of the Restructuring Date, all transfers of the Original Equipment contemplated to occur under the Original Operative Documents have occurred and all reimbursements to Obligor therefor have been made.

5.         Amount and Terms of Loans.

            5.1.      Acknowledgment of Original Loans.  Each Lender and each other party hereto (other than U.S. Bank National Association in its individual capacity) hereby acknowledges and agrees that on and as of the Restructuring Date, the entire aggregate outstanding principal amount of all Original Loans is equal to the amount specified under the column entitled “Outstanding Aggregate Principal Balance of Original Loans” on Schedule 3 hereto.

            5.2.      A Loans and B Loans.

(a)        Each Lender and each other party hereto (other than U.S. Bank National Association in its individual capacity) hereby acknowledges and agrees that, contemporaneously with the execution and delivery of the Original Trust Purchase Agreement, the Receivables Purchase Agreement, the Equipment Agreement and this Agreement, the entire aggregate outstanding principal amount of the Original Loans shall be (and shall be deemed to be) continued and divided into (i) A Loans in an aggregate principal amount equal to the amount specified under the column “Aggregate Principal Amount of A Loans” on Schedule 3 hereto (the “Aggregate A Loan Principal Balance”) and (ii) B Loans in an aggregate principal amount equal to the amount specified under the column “Aggregate Principal Amount of B Loans” on Schedule 3 hereto (the “Aggregate B Loan Principal Balance”).

(b)        Each Lender and each other party hereto (other than U.S. Bank National Association in its individual capacity) hereby further acknowledges and agrees that pursuant to the consummation of transactions contemplated by the Original Trust Purchase Agreement, the Receivables Purchase Agreement, the Equipment Agreement and this Agreement, (x) each A Lender shall have on the Restructuring Date (and after assumption thereby by Trust Obligee) an aggregate undivided ownership interest in the A Loans to Trust Obligee in the original principal amount set forth opposite such A Lender’s name under the column entitled “Principal Amount of A Loan” on Schedule 3 hereto, which amount shall be evidenced by an A Note issued by Trust Obligee to such A Lender pursuant to Section 5.3.2 hereof and (y) each B Lender shall have on the Restructuring Date an undivided ownership interest in the B Loans to Corporate Obligee in the original principal amount set forth opposite such B Lender’s name under the column entitled “Principal Amount of B Loan” on Schedule 3 hereto, which amount shall be evidenced by a B Note issued by Corporate Obligee to such B Lender pursuant to Section 5.3.3 hereof.

(c)        Trust Obligee hereby acknowledges and agrees that pursuant to the Receivables Purchase Agreement, this Agreement and the other Operative Documents to which it is a party, it is and shall be validly and justly indebted to the A Lenders for the payment of the A Loans in an amount equal to the Aggregate A Loan Principal Balance.  Corporate Obligee hereby acknowledges and agrees that pursuant to the Original Trust Purchase Agreement, theAssumption and Revocation Agreement, this Agreement and the other Operative Documents to which it is a party, it is and shall be validly and justly indebted to the B Lenders for the payment of the B Loans in an amount equal to the Aggregate B Loan Principal Balance.

            5.3.      Notes.

5.3.1.   Original Notes.  Each Lender (i) consents to the cancellation of each Original Note in all respects and for all purposes; and (ii) directs (x) Corporate Obligee to issue contemporaneously with such cancellation and with the consummation of the transactions contemplated in Section 5.2 the A Notes to the A Lenders; and (y) Corporate Obligee to issue contemporaneously with such cancellation and with the consummation of the transactions contemplated in Section 5.2 the B Notes to the B Lenders.  Each other party hereto hereby consents to the cancellation of the Original Notes and to the issuance of the A Notes and the B Notes hereunder in replacement thereof in all respects and for all purposes.

A Notes.

(a)        The A Loans made by each A Lender to Original Obligee and assumed by Corporate Obligee shall be evidenced by A Notes, duly executed by Corporate Obligee and payable to the order of such A Lender in an original principal amount equal to such A Lender’s A Loan specified in Schedule 3 hereto.  The A Notes shall be dated as of the date hereof and delivered to the A Lenders in accordance with this Agreement.  Each A Note shall be substantially in the form of Exhibit D-1 with blanks and Payment and Amortization Schedules appropriately completed in conformity herewith and shall have the aggregate Debt Amortization Payments with respect to such A Note noted thereon as of the Restructuring Date.

            (b)        On the Restructuring Date, immediately following the issuance of the A Notes by Corporate Obligee, each A Lender (i) consents to the endorsement of the A Notes from Corporate Obligee in favor of Trust Obligee and the cancellation of such A Notes in all respects and for all purposes, and (ii) directs Trust Obligee to issue, and Trust Obligee hereby agrees to issue, contemporaneously with such cancellation and with the consummation of the transactions contemplated in Section 5.2, replacement A Notes to each such A Lender.  The replacement A Notes shall be issued by Trust Obligee to the A Lenders in accordance with the requirements of Section 5.3.2 (a) hereof.

5.3.3.   B Notes.  The B Loans made by each B Lender to Corporate Obligee shall be evidenced by B Notes of Corporate Obligee, duly executed by Corporate Obligee thereof and payable to the order of such B Lender in an original principal amount equal to such B Lender’s B Loan specified in Schedule 3 hereto.  The B Notes shall be dated as of the date hereof anddelivered to the Lenders in accordance with this Agreement.  Each B Note shall be substantially in the form of Exhibit D-2, with blanks and Payment and Amortization Schedules appropriately completed in conformity herewith and shall have the aggregate Debt Amortization Payments with respect to such B Note noted thereon as of the Restructuring Date.

            5.4.      [Reserved.]

            5.5.      Payments.

5.5.1    Principal.  Unless otherwise adjusted in accordance with Section 5.9 hereof, (a) principal on each A Loan shall be payable to each A Lender on each Payment Date in an amount equal to the amount specified for such date on the Payment and Amortization Schedule attached to such A Lender’s A Note; and (b) principal on each B Loan shall be payable to each B Lender on each Payment Date in an amount equal to the amount specified for such date on the Payment and Amortization Schedule attached to such B Lender’s B Note.

Interest.

            (a)        Trust Obligee agrees to pay to the A Lenders interest in respect of the unpaid principal amount of each A Loan assumed by Trust Obligee from Corporate Obligee pursuant to the Receivables Purchase Agreement and this Agreement from the date hereof until the date on which such A Loan (together with accrued and unpaid interest thereon) is repaid in full (whether on the Maturity Date, by acceleration or otherwise) at the Applicable Debt Rate (calculated on the basis of a 360-day year and actual days elapsed).  Accrued (and theretofore unpaid) interest shall be payable in arrears, on each Payment Date, on the date of any prepayment (on the amount prepaid), on the Maturity Date and, after the Maturity Date, on demand.

            (b)        Corporate Obligee agrees to pay to the B Lenders interest in respect of the unpaid principal amount of each B Loan assumed by Corporate Obligee from the date hereof until the date on which such B Loan (together with accrued and unpaid interest thereon) is repaid in full (whether on the Maturity Date, by acceleration or otherwise) at the Applicable Debt Rate (calculated on the basis of a 360-day year and actual days elapsed).  Accrued (and theretofore unpaid) interest shall be payable in arrears, on each Payment Date, on the date of any prepayment (on the amount prepaid), on the Maturity Date and, after the Maturity Date, on demand.

5.5.3    Satisfaction of Commitment Fee.  The parties hereto (other than U.S. Bank National Association in its individual capacity) agree and acknowledge that, prior to the Restructuring Date, the Loan Commitment Fee pursuant to Section 5.5.3 of the Original Participation Agreement has been paid in full and all such obligations to pay the Loan Commitment Fee pursuant to Section 5.5.3 of the Original Participation Agreement have been fully discharged.

5.5.4    Overdue Rate.  Trust Obligee shall pay to each A Lender and Corporate Obligee shall pay to each B Lender interest on any part of the unpaid principal amount of any Note issued by such Obligee to such Lender, if any, and interest on such Note and any other amount payable by such Obligees hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) on demand for the period commencing on the due date thereof until the same is paid in full at the Overdue Rate.

5.5.5    Payment Instructions.  All payments by Trust Obligee or Corporate Obligee to the Lenders hereunder or under the other Operative Documents shall be made without defense, set-off or counterclaim to Security Trustee no later than 12:00 noon (New York time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds to the account of Security Trustee maintained at Bank of Tokyo-Mitsubishi Trust Company, ABA No. 026-009-687, Account No. 97770450, F/F/C A/C# 26025906 reference:  Harman International Payment (6-T-277) or such other account as Security Trustee may designate in a written notice to Obligees.

5.5.6    Withholding Tax.  If any amount of principal or interest payable with respect to any Loan becomes subject to any withholding Tax under Applicable Laws, Obligor shall withhold such Tax and shall pay the Lender that made such Loan such additional amounts so that the net amount actually received by such Lender, after reduction for such withholding Tax, shall be equal on an After-Tax Basis to the full amount of principal and interest otherwise due and payable hereunder.

5.5.7    Business Day Convention.  Unless otherwise provided herein, any payment or prepayment of amounts due in accordance with the terms hereof which is due on a date which is not a Business Day shall be payable on the next succeeding Business Day.

5.5.8    Increased Costs.  In the event any Affected Person shall have reasonably determined that any Regulatory Change (as hereinafter defined) shall (a) subject such Affected Person to any tax of any kind whatsoever as a result of this Agreement or any Operative Document or its interest therein or as a result of its commitments hereunder or thereunder or its liquidity or other commitment to any Obligee or any Lender as a result of this Agreement or any Operative Document or its interest therein (any such commitment or commitments, individually or collectively, an “Affected Person Commitment”), or change the basis of taxation of payments as a result thereof (except for Taxes for which Obligor indemnifies Lenders under Section 8.2 hereof); or (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances under this Agreement or any Operative Documents, loans or other extensions of credit by, or any other acquisition of funds by, such Affected Person, and the result of any of the foregoing is to increase the cost to such Affected Person, by an amount which such Affected Person reasonably determines in good faith to be material, of maintaining its interest in this Agreement, the Notes or any Operative Document or to reduce any amount receivable in respect thereof, then in any  such case, after submission by such Affected Person to Obligor of a written request therefor specifying the nature and amount of such cost in reasonable detail Obligor shall pay to such Affected Person any additional amounts necessary to compensate such Affected Person for such increased cost or reduced amount receivable, together with interest on each such amount from the day which is five (5) Business Days after the date such request for compensation under this Section 5.5.8 is received by the Obligor until payment in full thereof (after as well as before judgment) at the Applicable Debt Rate in effect from time to time.  In the event that any Affected Person shall have determined that any Regulatory Change regarding capital adequacy has the effect of reducing the rate of return on such Affected Person's capital or on the capital of any entity controlling such Affected Person as a result of its obligations hereunder or under any liquidity or credit support agreement or under any Operative Document or its maintenance of its Affected Person Commitment or its interest in this Agreement, the Notes or any Operative Document to a level below that which such Affected Person or such entity could have achieved but for such Regulatory Change (taking into consideration such Affected Person's or such entity's policies with respect to capital adequacy) by an amount reasonably determined in good faith by such Affected Person to be material, then, from time to time, after submission by such Affected Person to Obligor of such written request therefor specifying the nature and amount of such cost in reasonable detail, Obligor shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such reduction, together with interest on each such amount from the day which is five (5) Business Days after the date such request for compensation under this Section (b) is received by Obligor until payment in full thereof (after as well as before judgment) at the Applicable Debt Rate in effect from time to time.  It shall be a condition to the right of an Affected Person to receive any compensation under this Section 5.5.8 that it use its reasonable efforts to reduce or eliminate any claim for such compensation, including but not limited to designating a different investing office for its interest in this Agreement, the Notes or the Operative Documents, if such designation will avoid the need for, or reduce the amount of any increased amounts referred to in this Section 5.5.8 and will not in the reasonable opinion of such Affected Person, be unlawful or otherwise disadvantageous to such Affected Person or inconsistent with its policies or result in an unreimbursed cost or expense to such Affected Person or in an increase in the aggregate amounts payable under this Section 5.5.8.  Each Affected Person claiming any increased amounts described in this Section 5.5.8 will furnish to Obligor and Agent together with its request for compensation a certificate prepared in good faith setting forth the basis and the calculation of the amount (in reasonable detail) of each request by such Affected Person for any such increased amounts referred to in this Section 5.5.8.  Failure on the part of any Affected Person to demand compensation for any amount pursuant to this Section 5.5.8 with respect to any period shall not constitute a waiver of such Affected Person’s right to demand compensation with respect to such period.  For purposes of this Section 5.5.8, “Regulatory Change” shall mean as to each Affected Person, any change occurring after the date of the execution and delivery of this Agreement in any (or the adoption after such date of any new) (a) United States Federal or state law or foreign law applicable to such Affected Person; or (b) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to such Affected Person of any court or other judicial authority, or any entity which is exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government of any nation or any state or other political subdivision thereof and which is charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary or other authority or central bank having jurisdiction over such Affected Person.

5.5.9    Illegality.  Notwithstanding any other provision of this Agreement or the other Operative Documents to the contrary, if it becomes unlawful or contrary to an official directive of a Governmental Entity, any Applicable Law, or any interpretation, directive or request or change therein, or change in the administration or enforcement thereof after the date hereof for any Lender to honor any obligation to maintain any Loan funded by Dollar borrowings on the London interbank market or if for any reason any Lender is unable to borrow Dollars on the London interbank market (in either case, an “Illegality Event”, and any Loan affected thereby, an “Illegal Loan”) then  (a) Lenders shall promptly notify Agent, Obligees and Obligor thereof, (b)  if such Illegality Event can be avoided without incurring any consequences which are, in the sole judgment of such Lender, adverse to such Lender, then such Lender shall make reasonable, good faith efforts consistent with its internal policy to effect such avoidance, (c) if, notwithstanding such Lender’s efforts in accordance with clause (b) hereof, any Loan remains an Illegal Loan, then, at the time specified for such in the notice given in accordance with clause (a) above, the interest rate on any such Illegal Loan shall be automatically converted to the Alternate Rate and (d) all Loans made after such Illegality Event shall accrue interest at the Alternate Rate.  Obligor shall compensate such Lender, upon such Lender’s written request, for all reasonable losses, expenses and liabilities incurred which such Lender may sustain as a result of the conversion or any payment of any Illegal Loan on a date other than a Payment Date.

            5.6.      Prepayments Limited.  No prepayment of a Loan may be made except to the extent and in the manner expressly permitted by this Agreement.

            5.7.      Mandatory Prepayments.

5.7.1    Event of Loss.  In the event an Item of Equipment shall suffer an Event of Loss, then on the Casualty Loss Value Payment Date for such Item, Corporate Obligee and Trust Obligee shall prepay and apply, and there shall become due and payable on the Casualty Loss Value Payment Date for such Item, a principal amount of the A Loans and B Loans, pro rata, equal to the Unamortized Debt Balance with respect to such Item of Equipment and all accrued and unpaid interest thereon.

5.7.2    Transfer of Rights and Interests in Items of Equipment.  In the event that Obligor exercises its option to acquire Corporate Obligee’s rights and interests in an Item of Equipment pursuant to Sections 25.2 or 25.4 of the Equipment Agreement, Corporate Obligee and Trust Obligee shall prepay and apply, and there shall become due and payable on the Payment Date designated for such acquisition, Breakage Costs, if any, a principal amount of the A Loans and B Loans, pro rata, equal to the Unamortized Debt Balance with respect to such Item of Equipment and all accrued and unpaid interest thereon.

5.7.3    Other Termination of Equipment Agreement.  In the event that Obligor does not exercise any option to renew the Equipment Agreement with respect to any Item of Equipment pursuant to Section 25.1 thereof or does not exercise on the Termination Date for such Item of Equipment the option to transfer such Item of Equipment pursuant to Section 25.2 or 25.4 of the Equipment Agreement, then on the Termination Date for such Item of Equipment Obligees shall apply, and there shall become due and payable, the Unamortized Debt Balance of the Loan made with respect to such Item of Equipment and all accrued and unpaid interest thereon, which amounts are to be applied in accordance with Section 5.8(b) hereof.

            5.8.      Application of Prepayments.  (a)  The amount of any prepayment described in Sections 5.7.1 and 5.7.2 above shall be applied as follows:  first, ratably to the payment of accrued but unpaid interest on the A Loans and B Loans at the Overdue Rate, if any, to the date of such payment then due hereunder, second, ratably to the payment of accrued but unpaid, interest on the A Loans and B Loans at the Applicable Debt Rate, if any, to the date of such prepayment then due hereunder, third, ratably to the payments of any other amounts due the Lenders under the Operative Documents, and fourth, ratably to the payment of the outstanding principal amount of the A Notes and the B Notes.

            (b)        The amount of any prepayment in accordance with Section 5.7.3 hereof shall be applied as follows:  (i)  Harman Proceeds shall be allocated and paid first, to the A Lenders in accordance with their respective pro rata share of the aggregate principal balances of the A Loans until they have in the aggregate received payment in full of all principal and interest with respect to their A Loans, and second, to the B Lenders in accordance with their respective pro rata share of the aggregate of the principal balances of the B Loans until they have received payment in full of all principal and interest with respect to their B Loans; and (ii)  Collateral Proceeds shall be allocated and paid first, to the B Lenders in accordance with their respective pro rata share of the aggregate of the principal balances of the B Loans until they have received payment in full of all principal and interest with respect to their B Loans, and second, to the A Lenders in accordance with their respective pro rata share of the aggregate of the principal balances of the A Loans until they have in the aggregate received payments in full of all principal and interest with respect to their A Loans.

            5.9       Recalculation of Loan Payment and Amortization Schedule.  Upon any partial prepayment in accordance with this Section 5, the amount of principal due in accordance with the Payment and Amortization Schedule attached to any Note or Notes against which principalamounts were prepaid, shall be recalculated by Agent on each Payment Date occurring after the date of such partial payment so as to equal the following:

- PP/ OP) x SP

Where:

PP        =          Principal amount of such Loan being prepaid

OP       =          Outstanding principal balance of such Loan immediately prior to the payment of the principal being prepaid (less any principal scheduled to be paid on the date principal is being prepaid)

SP        =          Amount of scheduled principal payment for such Loan had the principal prepayment at issue not been paid

            5.10.    Loan Events of Default. The occurrence of any of the following specified events (whatever the reason for such Loan Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a “Loan Event of Default”:

an Equipment Agreement Event of Default shall have occurred and be continuing; or

either Obligee shall default in the due and punctual payment of any principal of or interest on, any of its respective Loans (including any mandatory prepayment) or any other amount to be paid to Lenders under the Loan Documents; provided, however, that if any such amount is paid after the due date thereof, it shall only be deemed to be paid in full if there shall also be paid, together with such amount, interest on such amount at the Overdue Rate from the date such payment was due until the date of payment; or

either Obligee shall default in the due performance or observance of any of their respective other obligations hereunder, and the same shall continue unremedied for a period of thirty (30) days from the earlier of actual knowledge thereof by such Obligee and receipt by such Obligee of written notice of such default; or

any representation, warranty or statement made by Corporate Obligee, Trust Obligee, Trust Company or Owner Participant in any of the Operative Documents, or otherwise in writing in connection herewith or therewith, or in any statement furnished pursuant hereto or thereto or in connection herewith or therewith, shall be breached or shall prove to be untrue in any material respect on the date as of which made; or

judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered against either Obligee and shall not be satisfied, stayed, bonded with a reputable and financially sound surety company to the full extent thereof, vacated or discharged for more than sixty (60) days; or

(f)         Corporate Obligee, Trust Obligee, Trust Company or Owner Participant shall consent to the appointment of or the taking of possession by a receiver, agent or liquidator of itself or of a substantial part of its property, or Corporate Obligee, Trust Obligee, Trust Company or Owner Participant shall admit in writing its inability to pay its debts generally as they become due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Corporate Obligee, Trust Obligee, Trust Company or Owner Participant shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against it, or Corporate Obligee, Trust Obligee, Trust Company or Owner Participant Company shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or Corporate Obligee, Trust Obligee, Trust Company or Owner Participant shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or Corporate Obligee, Trust Obligee, Trust Company or Owner Participant shall adopt a resolution authorizing action in furtherance of any of the foregoing; or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction (A) appointing, without the consent of Corporate Obligee, Trust Obligee, Trust Company or Owner Participant, a receiver, trustee or liquidator of such person or of any substantial part of its property, or (B) sequestering any substantial part of the property of Corporate Obligee, Trust Obligee, Trust Company or Owner Participant, or (C) granting any other relief in respect of Corporate Obligee, Trust Obligee, Trust Company or Owner Participant as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and in each case any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of sixty (60) days after the date of entry thereof; or (iii) a petition against Corporate Obligee, Trust Obligee, Trust Company or Owner Participant in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Corporate Obligee, Trust Obligee, Trust Company or Owner Participant , any court of competent jurisdiction assumes jurisdiction, custody or control of such person or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of sixty (60) days; or

            (g)        either Obligee shall default in any of its obligations under any other Operative Document to which it is a party or any Operative Document shall cease to be in full force and effect or be disaffirmed or repudiated in any respect by or on behalf of either Obligee or any party thereto (other than Lenders); or

            (h)        if this Agreement at any time shall not be in full force and effect or shall no longer create a first and prior Lien on any portion of the Collateral, or

            (i)         the trust created pursuant to the Trust Agreement shall have been terminated.

            5.11     Remedies of Lenders.

5.11.1  Rights in Collateral.  If a Loan Event of Default shall have occurred and be continuing, then and in every such case Security Trustee and/or Agent shall, upon written request by the Majority Lenders, exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Section 5.11, any and all remedies under the other Security Documents, and any and all remedies available to a secured party under the UCC or any other provision or law and, in the event such Loan Event of Default is a Loan Event of Default referred to in Section 5.10(a) hereof, any and all of the remedies pursuant to the Equipment Agreement, and may take possession of all or any part of the Collateral and may exclude Obligees, Obligor, any lessee and all Persons claiming under any of them wholly or partly therefrom.

5.11.2  Insolvency.  If a Loan Event of Default referred to in clause (f) of Section 5.10 hereof shall have occurred or an Equipment Agreement Event of Default of the type referred to in clause (e) of Section 20 of the Equipment Agreement thereof shall have occurred, then and in every such case the unpaid principal of each Loan, together with interest accrued but unpaid thereon, Prepayment Premium, if any, and all other amounts due to Lenders shall, unless the Lenders shall otherwise direct, immediately and without further act become due and payable by Obligees to Lenders, without presentment, demand, protest or notice, all of which are hereby waived.  If any other Loan Event of Default shall have occurred and be continuing, then and in every such case, Agent or Security Trustee shall, upon written request by the Majority Lenders, by written notice or notice to each Obligee, declare all Loans to be due and payable, whereupon the unpaid principal of the Loans then outstanding, together with accrued but unpaid interest thereon, Prepayment Premium, if any, and all other amounts due from Obligees to Lenders, shall immediately and without further act become due and payable by Obligees to Lenders without presentment, demand, protest or other notice, all of which are hereby waived.

5.11.3  Delivery of Documents.  Upon the occurrence of a Loan Event of Default, at the request of Security Trustee, Obligees shall promptly execute and deliver to Security Trustee such instruments of title and other documents as Security Trustee may deem necessary or as requested of the Security Trustee by the Majority Lenders or advisable to enable Security Trustee or a representative designated by Security Trustee, at such time or times and place or places as Security Trustee may specify, to obtain possession of all or any part of the Collateral to whose possession Security Trustee shall at the time be entitled hereunder.  If Obligees shall for any reason fail to execute and deliver such instruments and documents after the request by Security Trustee, Security Trustee may (a) obtain a judgment conferring on Security Trustee the right to immediate possession and requiring Obligees to execute and deliver such instruments and documents to Security Trustee, to the entry of which judgment Obligees hereby specifically consent, and (b) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Obligor or Obligees wherever such Collateral may be or is purported to be and search for such Collateral and take possession of and remove such Collateral.  All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Agreement.

5.11.4  Possession of Collateral.  Upon taking of possession pursuant hereto, Security Trustee or a representative designated by Security Trustee may, from time to time, at the expense of Obligees, make all such expenditures for maintenance, insurance, repairs, replacements and alterations to any of the Collateral, as it may deem appropriate and commercially reasonable.  In such case, Security Trustee or a representative of Security Trustee shall have the right (but not the obligation) to maintain, use, operate, store, lease, control or manage the Collateral and to carry on the business and to exercise all rights and powers of Obligees relating to the Collateral, as Security Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as Security Trustee may determine; and Security Trustee shall be entitled to collect and receive directly all tolls, rents (including Equipment Payment and Supplemental Payments), revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of Lenders or Security Trustee under any provision of this Agreement to collect and receive all cash held by, or required to be deposited with, Obligees hereunder.  Such tolls, rents (including Equipment Payment and Supplemental Payments), revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management or disposition of the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Security Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of Obligees or Obligor), and all other payments which Security Trustee may be required or authorized to make under any provision of this Agreement, as well as just and reasonable compensation for the services of Security Trustee, and of all Persons properly engaged and employed by Security Trustee.

5.11.5  Sale of Collateral.  In addition, Security Trustee may sell, assign, transfer and deliver the whole, or from time to time to the extent permitted by law, any part of the Collateral or any interest therein, at any private sale or public auction with or without demand, advertisement or notice (except as herein required or as may be required by law) of the date, time and place of sale and any adjustment thereof for cash or credit or other property for immediate or future delivery and for such price or prices and on such terms as Security Trustee may determine, or as may be required by law.  It is agreed that ten (10) Business Days’ notice to each Obligee of the date, time and place (and terms, in the case of a private sale) of any proposed sale by Security Trustee of the Collateral or any part thereof or interest therein is reasonable.  Each of Security Trustee and any Lender may be a purchaser of the Collateral or any part thereof or any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise.  Security Trustee may apply against the purchase price therefor the amount then due under the Notes secured hereby.  Security Trustee shall, upon any such purchase, acquire good title to the property so purchased, to the extent permitted by Applicable Law, free of all rights of redemption.

5.11.6  Discharge.  Upon any sale of the Collateral or any part thereof or interest therein, whether pursuant to foreclosure or power of sale or otherwise, the receipt of the purchase money of the official making the sale by judicial proceeding or by Security Trustee shall be sufficient discharge to the purchaser for the purchase money and neither such official nor such purchaser shall be obliged to see to the application thereof.

5.11.7  Appointment of Receiver.  If a Loan Event of Default shall have occurred and be continuing, Security Trustee shall, as a matter of right, be entitled to appoint a receiver or trustee or representative (who may be Security Trustee or any successor or nominee thereof, or any Lender appointed by Security Trustee) for all or any part of the Collateral, whether such receivership or agency or representation be incidental to a proposed sale of the Collateral or the taking of possession thereof, the exercise of remedies under this Agreement or the Equipment Agreement or otherwise, and Obligees hereby consents to the appointment of such a receiver, trustee or representative.  Any receiver, trustee or representative appointed for all or any part of the Collateral shall be entitled to exercise all rights of Security Trustee under this Agreement and the other Operative Documents to the extent provided in such appointment and shall be entitled to exercise all the powers and pursue all the remedies of Security Trustee hereunder with respect to the Collateral.

5.11.8  Redemption.  Any sale of the Collateral or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall forever be a perpetual bar against Obligees, after the expiration of the period, if any, during which Obligees shall have the benefit of redemption laws which may not be waived pursuant to clause (i) above.  Subject to the provisions of this Agreement, each Obligee covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay or extension law wherever enacted, nor at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement or the execution of any power granted herein to any Lender or Security Trustee, or the absolute sale of the Collateral, or any part thereof, or the possession thereof by any transfer at any sale under this Section 5.11; and each Obligee for itself and all who may claim under it, so far as it or any of them now or thereafter lawfully do so, waives all right to have the Collateral marshaled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral as an entirety.

5.11.9  Rights Cumulative; No Waiver.  Each and every right, power and remedy herein given to Lenders and Security Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Majority Lenders or Security Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission Agent, any Lender or Security Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Obligees or Obligor or to be an acquiescence therein.

5.11.10  Termination of Proceedings. If Agent, any Lender or Security Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Agent, any Lender or Security Trustee, then and in every such case Obligees, Agent, Lenders, Security Trustee and Obligor shall, subject to any binding determination in such proceeding, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Agent, Lenders and Security Trustee shall continue as if no such proceedings had been instituted.

Covenants.

Obligee Covenants.

6.1.1.   Obligees Covenants.  Each Obligee covenants and agrees for the benefit of Lenders (unless Lenders shall have otherwise waived in writing compliance herewith in accordance with Section 10.2 hereof) during the term of this Agreement as follows:

                        (a)        it shall keep at all times books of record and account related to the transactions contemplated by this Agreement in which full, true and correct entries will be made of all dealings or transactions in relation thereto, and provide or cause to be provided adequate protection against loss or damage to such books of record and account;

                        (b)        it shall not waive an Equipment Agreement Default or Equipment Agreement Event of Default without the prior written consent of the Majority Lenders; and

                        (c)        it shall not amend, modify, consent to any change to the terms or otherwise alter any of the Operative Documents except in accordance with Section 10.2 hereof.

6.1.2    Corporate Obligee Covenants.  Corporate Obligee covenants and agrees for the benefit of Lenders (unless Lenders shall have otherwise waived in writing compliance herewith in accordance with Section 10.2 hereof) during the term of this Agreement as follows:

                        (a)        it shall promptly take, and maintain the effectiveness of, all action that may, from time to time, be necessary or appropriate under Applicable Law in connection with the performance by Corporate Obligee of its obligations under the Operative Documents, or the taking of any action hereby or thereby contemplated, or necessary for the legality, validity, binding effect or enforceability of the Operative Documents, or for the making of any payment or the transfer or remittance of any funds by Corporate Obligee under the Operative Documents;

                        (b)        it shall furnish to Lenders or cause to be furnished to Lenders, as the case may, upon actual knowledge thereof, notice of the existence of any Equipment Agreement Default or Equipment Agreement Event of Default.

                        (c)        (i) upon the written request of Security Trustee, it shall designate Security Trustee or such other Person as designated by the Majority Lenders, as the Corporate Obligee’s designee under Section 13 of the Equipment Agreement to visit and inspect the Equipment, to visit, inspect and examine the books and records and accounts of Obligor and to discuss with Obligor its affairs, finances and accounts, and (ii) it shall allow or cause to allow any Person acting on behalf of the Majority Lenders or Security Trustee, to visit, inspect and examine its books of record and accounts of Corporate Obligee and to discuss with Corporate Obligee its affairs, finances and accounts, in each case at such times and as often as Lenders may reasonably request but, in each case, solely as they relate to the transactions contemplated hereby;

            (d)        if and to the extent Security Trustee makes a written request therefor specifying the appropriate filing offices and providing the filing numbers for the original UCC financing statements and such other information as is necessary for filing continuation statements, then the Corporate Obligee shall provide to Security Trustee continuation statements with respect to any UCC financing statements filed in connection with the Security Documents against Corporate Obligee or Trust Obligee or both, to file the same, and promptly upon such filing will provide Security Trustee with written evidence thereof;

            (e)        it shall not except as expressly permitted by the Equipment Agreement, the Receivables Purchase Agreement, the Original Trust Purchase Agreement, the Assumption and Revocation Agreement and under this Agreement, sell, lease, convey, transfer or encumber or otherwise dispose of all or any part of any Item of Equipment, or cause or permit any Person to do any of the foregoing with respect to all or any part of any Item of Equipment; and

            (f)         it shall comply with all Applicable Laws of any jurisdiction solely as they relate to the transaction contemplated hereby, such compliance to include paying when due all Taxes imposed upon it or upon its property in connection with this transaction by any Government Entity except to the extent contested in good faith and for which adequate reserves have been segregated.

6.1.3    Trust Obligee Covenants.  Trust Obligee covenants and agrees for the benefit of Lenders (unless Lenders shall have otherwise waived in writing compliance herewith in accordance with Section 10.2 hereof) during the term of this Agreement as follows:

            (a)        it shall not operate in a manner that would result in an actual, constructive or substantive consolidation with Owner Participant, or any other Persons, and in such connection Trust Obligee shall observe all trust formalities, maintain records separately and independently from those of Owner Participant or other Persons and enter into any transactions with Owner Participant only on an arm’s-length contractual basis;

            (b)        it shall duly pay and discharge (i) all Liens related to the Transferred Property Collateral other than Permitted Liens, (ii) all of its trade bills before the time that any such Lien attaches to the Transferred Property Collateral, and (iii) all Taxes imposed upon or against it or its property or assets, or upon any property leased by it, prior to the date on which penalties attach thereto and (iv) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a Lien upon the Transferred Property Collateral or such property or assets, unless and only to the extent that any such amounts are not yet due and payable or the validity thereof is being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of such assets or any interest therein and Trust Obligee maintains appropriate reserves with respect thereto or has made adequate provision for the payment thereof, in accordance with generally accepted accounting principles and approved by Lenders; and

            (c)        it shall comply with all Applicable Laws of any jurisdiction, such compliance to include paying when due all Taxes imposed upon it or upon its property by any Government Entity except to the extent contested in good faith and for which adequate reserves have been segregated.

            6.2.      Further Obligee Covenants.

6.2.1    Further Trust Obligee Covenants.  Trust Obligee covenants for the benefit of each party hereto (unless Lenders shall have otherwise waived in writing compliance herewith in accordance with Section 10.2 hereof) during the term of the Agreement as follows:

                        (a)        it shall not (i) enter into any business other than its financing of Equipment, (ii) create, incur, assume or permit to exist any Indebtedness, except as expressly permitted by this Agreement, (iii) enter into, or be a party to, any transaction with any Person, except the transactions set forth in the Operative Documents and as expressly permitted thereby, or (iv) make any investment in, guaranty the obligations of, or make or advance money to any Person, through the direct or indirect lending of money, holding of securities or otherwise except the transactions set forth in the Operative Documents and as expressly permitted thereby; and

                        (b)        it shall not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease (substantially as a whole), or otherwise dispose of (whether in one or in a series of transactions) its assets except as expressly permitted by this Agreement.

6.2.2    Further Corporate Obligee Covenants.  Corporate Obligee covenants for the benefit of each other party hereto (unless Lenders shall have otherwise waived in writing compliance herewith in accordance with Section 10.2 hereof) during the term of this Agreement as follows:

                        (a)        it shall take all actions as are required to keep the representations and warranties made by it in clauses (g), (h) and (i) of Section 2.5 hereof (except, in the case of clause (i) of Section 2.5, if Corporate Obligee’s UCC Location shall change, then Corporate Obligee shall provide notice of such change to each other party hereto within thirty (30) days’ thereafter), true and correct in all material respects (but without regard to the date when such representations and warranties were made or are expressed to be effective) until such time as all of the Secured Obligations have been paid in full;

                        (b)        it will not transfer its interest herein unless the prospective transferee makes the representations and warranties set forth in clause (f) of Section 2.5 hereof as of the date of such transfer, as if it had originally been a party hereto; and

                        (c)        it shall (i) not cause or permit to exist any Lien attributable to it with respect to the Items of Equipment or any other portion of the Equipment Collateral other than Permitted Liens, (ii) promptly, at its own expense, take such action as may be necessary to duly discharge any Lien on the Equipment Collateral attributable to it other than Permitted Liens, and (iii) make restitution for the Equipment Collateral for any actual diminution of the assets of the Equipment Collateral resulting from any Liens attributable to it on the Equipment Collateral other than Permitted Liens.

            6.3.      Additional Trust Company Covenants.  Trust Company covenants and agrees for the benefit of each other party hereto (unless Lenders shall have otherwise waived in writing compliance herewith in accordance with Section 10.2 hereof) during the term of this Agreement as follows:

            (a)        it shall perform all of its obligations set forth in the Trust Agreement and shall not amend, modify, consent to any change to the terms or otherwise alter the Trust Agreement in any manner without the consent of each of the other parties hereto;

            (b)        it shall (i) not cause or permit to exist any Lien attributable to it with respect to the Transferred Property Collateral or any portion of the Trust Estate other than Permitted Liens; (ii) promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien attributable to it with respect to the Transferred Property Collateral other than Permitted Liens, and (iii) make restitution to the Trust Estate or the Security Trustee, as applicable, for any actual diminution of the assets of the Trust Estate resulting from any Liens attributable to it with respect to the Transferred Property Collateral other than Permitted Liens; and

            (c)        it shall provide written notice of any change in its UCC Location within thirty (30) days thereafter.

            6.4.      Owner Participant Covenants.  Owner Participant covenants and agrees for the benefit of each party hereto (unless Lenders shall have otherwise waived in writing compliance herewith in accordance with Section 10.2 hereof) during the term of this Agreement as follows:

                        (a)        it shall maintain its existence as a corporation in good standing under the laws of its state of organization;

                        (b)        it shall maintain its right to transact business in each jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would preclude Trust Obligee from enforcing its rights or meeting its obligations under or with respect to any Operative Document;

                        (c)        it shall perform all of its obligations set forth in the Trust Agreement and shall not amend, modify, consent to any change to the terms or otherwise alter the Trust Agreement in any manner without the consent of each of the other parties hereto; and

                        (d)        it shall (i) not cause or permit to exist any Lien attributable to it with respect to the Transferred Property Collateral other than Permitted Liens, and (ii) promptly, at its own expense, take such action as may be necessary duly to discharge any Lien on the Transferred Property Collateral attributable to it other than Permitted Liens.

            6.5.      Covenants of the Lenders and Security Trustee.  (a) Each of the Lenders and Security Trustee hereby covenants and agrees, for the benefit of Obligees and Obligor, that solong as no Equipment Agreement Event of Default has occurred and is continuing, it shall not take or cause to be taken any action contrary to Obligor’s or any permitted lessee’s right to quiet enjoyment of, and the continuing possession, use and operation of, the Equipment during the Term of the Equipment Agreement.

                        (b)        Each Lender hereby covenants and agrees, for the benefit of Obligees and Obligor, that it will not transfer its interest under this Agreement or the other Operative Documents unless the prospective transferee (i) is a Permitted Assignee, and (ii) as of the date of such transfer represents and warrants either (i) no part of the funds used by it to acquire any Loan shall constitute assets of an “employee benefit plan”, within the meaning of ERISA or any applicable regulation thereunder or assets of a “plan” as defined in Section 4975(e)(1) of the Code or (ii) all of such funds are assets of an insurance company general account as such term is defined in Prohibited Transaction Exemption 95-60 issued by the U.S. Department of Labor (“PTE 95-60”) and as of the date the Notes are acquired there is no employee benefit plan with respect to which the aggregate amount of such general account’s reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of each Lender.

            6.6.      Obligor Covenants.  Obligor covenants and agrees for the benefit of each other party hereto (unless Lenders shall have otherwise waived in writing compliance herewith in accordance with Section 10.2 hereof) during the term of this Agreement as follows:

            (a)        it shall furnish Obligees and Lenders (i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Obligor, a copy of the consolidated balance sheet of Obligor and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing, and (ii) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of Obligor, the unaudited consolidated statements of income and retained earnings and of cash flows of Obligor and its consolidated Subsidiaries for such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, disclosed therein).

            (b)        it shall furnish each Obligee and the Agent (i) concurrently with the delivery of the financial statements referred to in Section 6.6(a)(i) hereof, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Equipment Agreement Default or Equipment Agreement Event of Default, except as specified in such certificate, (ii) concurrently with the delivery of the financial statements referred to in Sections 6.6(a)(i) and (ii), a certificate of a Responsible Officer stating that, to the best of such officer’s knowledge, Obligor during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Operative Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Equipment Agreement Default or Equipment Agreement Event of Default except as specified in such certificate, (iii) not later than ten (10) Business Days following approval by the Board of Directors of Obligor (and in any event at least once in each fiscal year), a copy of Obligor’s final business plan as approved by the Directors, (iv) within five (5) days after the same are sent, copies of all financial statements and reports which Obligor sends to its stockholders, and within five (5) days after the same are filed, copies of all financial statements and periodic reports which Obligor may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Entity, and (v) promptly, such additional financial and other information as each Obligee or the Agent may from time to time reasonably request (including, but not limited to, annual consolidating financial statements not later than one hundred fifty (150) days after the end of each fiscal year);

            (c)        within the six-month period preceding the fifth anniversary of each Funding Date, Obligor will provide to Trust Obligee, Corporate Obligee, Agent or Security Trustee (as applicable) continuation statements with respect to any UCC financing statements filed in connection with the Equipment Agreement or this Agreement, file the same, and promptly upon any such filing will provide each Obligee, Agent and Security Trustee with written evidence thereof; and

            (d)        it shall obtain and maintain, or cause to be obtained or maintained, in full force and effect, any authorization, approval, license, or consent of any governmental or judicial authority including which may be or become necessary in order for Lenders, Security Trustee, Obligees and Owner Participant to obtain the full benefits of this Agreement and all rights and remedies granted or to be granted herein.

            6.7.      Obligor Negative Covenants.  Obligor covenants and agrees for the benefit of each other party hereto (unless each party shall otherwise waive in writing compliance herewith) during the term of this Agreement that it shall comply with the Multi-Currency NegativeCovenants, and such Multi-Currency Negative Covenants (together with all terms utilized therein) are hereby incorporated by reference as if set forth herein in their entirety and:

                        (a)        Consolidated Total Debt to Consolidated Capitalization.  Obligor shall not permit the ratio of Consolidated Total Debt to Consolidated Capitalization at any time to be greater than 55%.

                        (b)        Interest Coverage Ratio.  Obligor shall not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than 3.5 to 1.0; provided that for purposes of this computation, Consolidated EBITDA shall include an addback for the relevant period of (i) $8,300,000 for a special charge taken in the quarter ended December 31, 2001 and (ii) the amount of any Special Non-Cash Charges.

                        (c)        Obligor shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, or permit any Restricted Subsidiary to do any of the foregoing, except (i) any Restricted Subsidiary of Obligor may be merged or consolidated with or into Obligor (provided that Obligor shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Restricted Subsidiaries of Obligor (provided that the wholly-owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving corporation), (ii) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Obligor or any other wholly-owned Restricted Subsidiary of Obligor, and (iii) Obligor and its Restricted Subsidiaries may consummate the transactions permitted by subsection 9.5 of the Multi-Currency Credit Agreement.

            6.8.      Covenants of Lenders, Obligees, Agent and Security Trustee, Trust Company and Owner Participant.  Each Obligee, each Lender, Agent, Security Trustee, Trust Company and Owner Participant that is not a “United States person” as such term is defined in Code Section 7701(a)(30) shall provide to Obligor at such times as may be necessary under Applicable Law as in effect on the Restructuring Date (including Treasury regulations promulgated under Section 1441 of the Code) and at such other times as shall be reasonably requested by Obligor, a fullycompleted Internal Revenue Service Form 4224 or successor form (including an Internal Revenue Service Form W-8 as specified in Treasury Regulations section 1.1441-4(a)) upon which Obligor can rely establishing that all payments to be made by Obligor to each such Person under the Operative Documents can be made by Obligor free and clear of any requirement to withhold any federal income tax therefrom because such payments are effectively connected with the conduct of a trade or business by such Person in the United States; provided, however, that each such Person shall not be required to provide such forms if, solely as a result of a change in Applicable Law, such Person is not legally entitled to deliver such form.  The only consequence of a breach by any Lender, Trust Obligee, Corporate Obligee, Agent, Security Trustee, Trust Company or Owner Participant of this Section 6.8, shall be that Obligor shall be entitled to withhold from any payment made by Obligor to such Person the appropriate amount of federal income tax, notwithstanding the provisions of the Operative Documents to the contrary and Obligor shall have no obligation under Section 8.2 for those amounts withheld from payments to such Person hereunder.

            6.9.      Warranty Disclaimers.  CORPORATE OBLIGEE AND EACH LENDER DEMISE, LEASE AND FINANCE THE ITEMS OF EQUIPMENT HEREUNDER AS‑IS AND WHERE-IS WITH ALL FAULTS AND IN WHATEVER CONDITION THEY MAY BE IN AND EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY,CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, OR QUALIFICATION FOR ANY PARTICULAR TRADEOR ANY OTHER MATTER CONCERNING, THE ITEMS OF EQUIPMENT.  OBLIGORHEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINSTEACH OBLIGEE, EACH LENDER, AGENT OR SECURITY TRUSTEE FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSECAUSED BY THE ITEMS OF EQUIPMENT OR BY OBLIGOR’S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER.

Security.

7.1.      Security Interest.  For valuable consideration, and to secure the due payment and performance of all principal of, Prepayment Premium, if any, and interest on the Loans and all indebtedness and other liabilities and obligations, whether now existing or hereafter arising (including any obligations to indemnify, reimburse or pay costs and/or expenses) of Corporate Obligee and Obligor to Lenders arising out of or in any way connected with the Operative Documents and all instruments, agreements and documents executed, issued and delivered pursuant thereto (collectively, the “Secured Obligations”):

            (a)        Corporate Obligee has acquired the Trust Estate subject to the Lien of Security Trustee thereon granted by Original Obligee to Original Security Trustee under the Original Operative Documents and in the furtherance thereof does hereby assign, convey, mortgage, pledge, hypothecate, transfer and set over to Security Trustee, and its successors and assigns, and grants to Security Trustee, and its successors and assigns, a first Lien on and security interest in the following property and rights of Corporate Obligee, except for Excepted Payments with respect thereto (collectively, the “Equipment Collateral”):

the Items of Equipment;

all right, title and interest of Corporate Obligee in and to any Cross Receipt and all warranties (including, without limitation, warranties of title, merchantability, fitness for a particular purpose, quality and freedom from defects) and rights of recourse against manufacturers, assemblers, sellers and others in connection with the Items of Equipment;

all right, title and interest of Corporate Obligee in and to, but none of the obligations of Corporate Obligee under, the Equipment Agreement, the Security Documents, the Subsidiary Equipment Agreements and all Equipment Payments, and Supplemental Payments payable under the Equipment Agreement including installments of Equipment Payment payments and all other sums payable thereunder;

all accounts, contract rights, general intangibles and all other property rights of any nature whatsoever arising out of or in connection with this Agreement or the Equipment Agreement or the Items of Equipment, including, without limitation, Equipment Payment and Supplemental Payments and any other payments due and to become due under this Agreement or the Equipment Agreement whether as repayments, reimbursements, contractual obligations, indemnities, damages or otherwise;

all claims, rights, powers, or privileges and remedies of Corporate Obligee under the Equipment Agreement;

all rights of Corporate Obligee under the Equipment Agreement to make determinations to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or any property which is the subject of the Equipment Agreement, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which (in the opinion of Security Trustee) may be necessary or advisable in connection with any of the foregoing; provided, however, Security Trustee agrees for the benefit of Corporate Obligee that so long as no Loan Event of Default has occurred and is continuing, it will not exercise any of the rights assigned to it under clauses (v) and (vi) of this Section 7.1(a), other than the right to receive amounts due under the Equipment Agreement, without the prior written consent of Corporate Obligee;

all moneys now or hereafter paid or required to be paid to Lenders pursuant to any Operative Document; and

all proceeds of the Equipment Collateral including, without limitation, all rentals, income and profits in respect of the Items of Equipment, whether under the Equipment Agreement or otherwise, all credits granted by any manufacturer or vendor with respect to the return of any Item of Equipment and the proceeds of any insurance payable with respect to the Items of Equipment.

                        (b)        Trust Obligee has assumed the Transferred Property subject to the Lien of Security Trustee thereon granted by the Original Obligee to the Original Security Trustee under the Original Operative Documents and, in furtherance thereof, does hereby assign, conveys, mortgage, pledge, hypothecate, transfer and set over to Security Trustee, and its successors and assigns, a first Lien on and security interest in the following property and rights of Trust Obligee, except for Excepted Payments with respect thereto (collectively, the “Transferred Property Collateral”).

            (i)         the Transferred Property;

                                    (ii)        all right, title and interest of Trust Obligee in and to, but none of the obligations of Trust Obligee under, the Receivables Purchase Agreement; and

                                    (iii)       all proceeds of the Transferred Property Collateral.

                        (c)        Owner Participant does hereby assign, convey, mortgage, pledge, hypothecate, transfer and set over to Security Trustee, and its successors and assigns, a first Lien on and security interest in all of its rights, title and interest in, to and under the Trust and the Trust Estate and all proceeds thereof (the “Trust Collateral”)

            7.2       Consent and Agreement of Obligor.  Obligor hereby consents to the assignments and Liens set forth in Section 7.1 hereof.  Obligees and Security Trustee hereby instruct, and Obligor agrees, that until further notified by Security Trustee, Obligor shall pay all amounts payable under the Equipment Agreement other than Excepted Payments to the account of Security Trustee maintained at Bank of Tokyo-Mitsubishi Trust Company, ABA No. 026-009-687, Account No. 97770450, F/F/C A/C# 26025906 reference:  Harman International Payment (6-T-277) or such other account as Security Trustee may designate in a written notice to Obligor.  If there is any disagreementbetween Security Trustee and Obligees as to whether any amount is an Excepted Payment, Obligor shall abide by Security Trustee’s determination with respect to such amount.

7.3.1.   Further Corporate Obligee Covenants.  Corporate Obligee covenants and agrees with Security Trustee as follows:

            (a)        Corporate Obligee will faithfully abide by, perform and discharge each and every obligation, covenant and agreement to be performed by Corporate Obligee under the Operative Documents to which it is a party, and Security Trustee shall not be responsible for any of such obligations, covenants or agreements under any circumstances;

            (b)        Corporate Obligee, at the costs and expense of Obligor and at the reasonable request of Security Trustee and only when required to enforce the rights and remedies of Lenders and Security Trustee, will appear in and defend every action or proceeding arising under, growing out of or in any manner connected with the Equipment Agreement or the obligations, duties or liabilities thereunder of Corporate Obligee and Obligor;

            (c)        if at any time during the continuance of a Loan Default or Loan Event of Default, Corporate Obligee should receive any amounts payable by Obligor under the Equipment Agreement or any other proceeds for or with respect to the Equipment Collateral, it will (i) hold such amounts in trust for Security Trustee and not commingle such amounts with any other amounts belonging to or held by Corporate Obligee, (ii) advise Security Trustee of such receipt and (iii) promptly forward such amounts directly to Security Trustee;

            (d)        upon the occurrence and continuance of any Loan Event of Default, Corporate Obligee will immediately upon receipt of all checks, drafts, cash or other remittances in payment of any of its accounts, contract rights or general intangible constituting part of the Collateral, or in payment for any Collateral sold, transferred, leased or otherwise disposed of, or in payment or on account of its accounts, contracts, contract rights, notes, drafts, acceptances, general intangibles, chooses in action and all other forms of obligation relating to any of the Collateral so sold, transferred or otherwise disposed of, deliver any such items to Security Trustee accompanied by a remittance report in form supplied or approved by Security Trustee, such items to be delivered to Security Trustee in the same form received, endorsed or otherwise assigned by such Corporate Obligee where necessary to permit collection of items and, regardless of the form of such endorsement, Corporate Obligee hereby waives presentment, demand, notice of dishonor, protest and notice of protest; and

            (e)        upon the written request of the Security Trustee, Corporate Obligee will provide to Security Trustee, continuation statements with respect to the UCC financing statements filed in connection with this Agreement against Corporate Obligee, will file the same pursuant to Section 10.1 hereof, and promptly upon such filing will provide Security Trustee with written evidence thereof.

7.3.2    Further Trust Obligee Covenants.  Trust Obligee covenants and agrees with Security Trustee as follows:

                        (a)        it will faithfully abide by, perform and discharge each and every obligation, covenant and agreement to be performed by Trust Obligee under the Operative Documents to which it is a party;

            (b)        if at any time during the continuance of a Loan Default or Loan Event of Default Trust Obligee should receive any amounts payable by Obligor under the Equipment Agreement or the Receivables Purchase Agreement or any other proceeds with respect to the Transferred Property Collateral, it will (i) hold such amounts in trust for Security Trustee and not commingle such amounts with any other amounts belonging to or held by Trust Obligee, (ii) advise Security Trustee of such receipt and (iii) promptly forward such amounts directly to Security Trustee; and

            (c)        upon the written request of the Security Trustee, Trust Obligee will provide to Security Trustee, continuation statements with respect to the UCC financing statements filed in connection with this Agreement against Trust Obligee, will file the same pursuant to Section 10.1 hereof, and promptly upon such filing will provide Security Trustee with written evidence thereof.

            7.4.      Further Assurances.  For each Item of Equipment located in the United States, France, Germany, or England, Corporate Obligee will, upon the written request of Security Trustee and at Obligor’s expense, make, execute, endorse, acknowledge, file and/or deliver to Security Trustee from time to time such confirmatory assignments, conveyances, financing and continuation statements, transfer endorsements, powers of attorney, notes, reports and other assurances or instruments and take such further actions which are appropriate or advisable to perfect, preserve or protect Security Trustee’s security interest granted in the Equipment Collateral hereunder or which Security Trustee deems necessary or advisable in order to obtain the full benefits of the Liens created or intended to be created hereunder in the Equipment Collateral, and will take such other actions reasonably requested by Security Trustee to effectuate the intent of the Operative Documents.  To the extent permitted by Applicable Law, each Obligee and Obligor authorizes Security Trustee to file any such financing and continuation statements without the signature of either Obligee and Obligor will pay all applicable filing fees and related expenses.

            7.5.      Termination.  Upon the full and final discharge and satisfaction of the Loans and the Obligees’ obligations to Lenders and Security Trustee under the Operative Documents, the provisions of this Section 7 and all grants and assignments hereunder shall terminate, and all right, title and interest of Security Trustee in and to (i) the Equipment Collateral and the proceeds thereof shall revert to Corporate Obligee, and (ii) the Transferred Property Collateral and the proceeds thereof shall revert to Trust Obligee, provided in each case that the indemnification provisions hereof shall survive the termination of this Agreement and, provided, further, that if such discharge andsatisfaction shall be made following the occurrence of a Loan Event of Default, the foregoingdischarge shall be made following satisfaction of Obligor’s obligations under Section 21 of the Equipment Agreement.  Security Trustee shall, at Obligor’s expense, execute and deliver any evidence of such release as Corporate Obligee or Trust Obligee may reasonably require and furnish to Security Trustee.

            7.6.      Other Security.  To the extent that the obligations of Obligees under any Operative Document are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then Security Trustee shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of Security Trustee’s rights and remedies hereunder.

            7.7.      Power of Attorney.  Each Obligee irrevocably authorizes Security Trustee and does hereby make, constitute and appoint Security Trustee and any officer of Security Trustee, with full power of substitution, as such Obligee’s true and lawful attorney-in-fact, with power, in its own name or in the name of such Obligee, to endorse any notes, checks, drafts, money orders, orother instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of Security Trustee; to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; to pay or discharge Taxes, Liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and generally, to do, at Security Trustee’s option and at Obligor’s expense, at any time, or from time to time, all acts and things which Security Trustee deems necessary to protect, preserve and realize upon the Collateral and Security Trustee’s security interests therein and in order to effect the intent of the Operative Documents all as fully and effectually as such Obligee might or could do; and each Obligee hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  The powers of attorney made hereunder shall be coupled with an interest and irrevocable for the term of this Agreement and thereafter as long as any of the obligations of Obligees under any Operative Document shall be outstanding.  The powers conferred on Security Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Security Trustee to exercise any such powers.  Security Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors or employees shall be responsible to each Obligee for any act or failure to act, except for its own gross negligence or willful misconduct.

            7.8.      Assignment of Rights.  Obligees agree that the assignments made herein are irrevocable and it will not, while said assignments are in effect or thereafter until Obligees have received notice from Security Trustee of the termination thereof, take any action as Obligeesunder the Equipment Agreement or otherwise which is inconsistent with this Agreement or make any other assignment, designation or direction inconsistent herewith and that any assignment, designation or direction inconsistent herewith shall be void.  Obligees and Security Trustee agree that the following are, without limitation, rights, powers, privileges, options, and benefits assigned by Obligees hereunder: the right to make claim for, receive, collect and receipt for (and to apply the same to the payment of the principal of, Prepayment Premium, if any, and interest on the Notes) all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards, payments of Casualty Loss Value and other sums payable or receivable under the Equipment Agreement orthis Agreement or pursuant thereto, and to make all waivers and agreements, to give and receive all notices andother instruments, and to take all action upon the happening of an Equipment Agreement Event of Default, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of the Equipment Agreement or by law, and todo all other things which Corporate Obligee or any owner of the Equipment is or may become entitled to do under the Equipment Agreement.

            7.9.      Transfer of the Collateral by Lenders.  Security Trustee or Lenders may be a transferee of the Collateral or of any part thereof or of any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise hereunder, and may apply upon the transfer price the indebtedness secured hereby owing to such transfer, to the extent of suchtransferee’s distributive share of the transfer price.  Any such transferee shall, upon any such transfer, acquire title to the properties so transferred, free of the Lien of this Agreement.

            7.10.    No Segregation of Monies; No Interest.  Any monies paid to or retained by Security Trustee pursuant to any provision hereof and not then required to be distributed to anyparty as provided in Section 7 hereof need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and Lenders shall not be liable for any interest thereon.

            7.11.    Distribution of Moneys.  Except as may be otherwise provided in this Section 7 and for so long as no Loan Event of Default has occurred and is continuing, all moneys received by Security Trustee shall be applied in accordance with this Section 7.11:

7.11.1  Payments under the Equipment Agreement.  Moneys received by Security Trustee constituting Equipment Payment under the Equipment Agreement (including the payment of interest on any such overdue Equipment Payment) shall be applied:

First, so much of such funds as shall be required to pay in full the aggregate amount of (i) any interest then due on the A Loans and B Loans, pro rata, according to their respective A Loan Term Percentages and B Loan Term Percentages at the Overdue Rate, and (ii) the interest then due to the Lenders on the A Loans and B Loans, pro rata, according to their respective A Loan Term Percentages and B Loan Term Percentages at the Applicable Rate therefor;

Second, so much of such funds as shall be required to pay the Lenders in full the aggregate amount of any principal installment then due on the A Loans and the B Loans as set forth on Schedule 3 hereto according to their respective A Loan Term Percentages and B Loan Term Percentages; and

Third, the balance, if any, of such payment remaining thereafter shall be distributed to Corporate Obligee or its designee.

The parties hereto (other than U.S. Bank National Association in its individual capacity) acknowledge and agree that there was an overpayment made in error under the Original Operative Documents on the Payment Date immediately preceding the Restructuring Date, all as more fully set forth on the Overpayment Memorandum and, in order to correct such overpayment, the Equipment Payment due and payable on the first Payment Date following the Restructuring Date shall be reduced by $55,657.00, and the parties hereto agree that such reduced Equipment Payment shall not constitute an Equipment Agreement Default, Equipment Agreement Event of Default, Loan Default or Loan Event of Default under this Agreement or a default or event of default under the other Operative Documents.

7.11.2  Payments in Respect of an Event of Loss.  Moneys received by Security Trustee constituting Casualty Loss Value (including any insurance proceeds or condemnation awards in respect of the subject Event of Loss which are payable to Security Trustee pursuant to the provisions of the Equipment Agreement) shall be applied first, to the prepayment of the A Loans and B Loans, pro rata, required by Section 5.7.1 hereof, and second, the balance of any such moneys shall be distributed to Corporate Obligee or its designee.  Corporate Obligee shall apply, and there shall become due and payable on the Casualty Loss Value Payment Date for such Item, the Equity Component with respect to such Item of Equipment and all accrued and unpaid amounts set forth in Section 25.1(c) of the Equipment Agreement.

7.11.3  Payments in Respect of Transfers and Sales of Equipment.  Moneys received by Security Trustee constituting payment by Obligor of (a) the Unamortized Debt Balance of any Item of Equipment pursuant to Section 25.2 or 25.4 of the Equipment Agreement shall be applied to the prepayment of the A Loans and B Loans as required by Section 5.7.2 hereof; and (b) the Collateral Proceeds and Harman Proceeds with respect of any Item of Equipment pursuant to Section 26 of the Equipment Agreement shall be applied first, to the prepayment of the A Loans and the B Loans as required under Section 5.7.3 hereof, and second, the balance of any such moneys shall be distributed to Corporate Obligee or its designee.

7.11.4  Payment upon Final Disposition of the Items of Equipment.  Moneys received by Security Trustee constituting proceeds of the sale of any Item of Equipment to a third party pursuant to Section 25.3 of the Equipment Agreement, plus moneys received by Security Trustee constituting any Deficiency with respect to such Item of Equipment shall be applied first, to the prepayment of the Notes required by Section 5.7.3 hereof, and second, the balance of any such moneys shall be distributed to Corporate Obligee or its designee.

            7.12Payments after a Loan Event of Default.  All payments received and all amounts held or realized by Security Trustee (including any amounts realized by Security Trustee from the exercise of any remedies) during the continuance of any Loan Event of Default, and allpayments or amounts then held or thereafter received by Security Trustee hereunder or under the Operative Documents, shall, so long as such Loan Event of Default continues and shall not have been waived in writing by the Lenders, be applied forthwith by Security Trustee in the following order or priority:

First, so much of such payments or amounts held or realized by Security Trustee as shall be required to reimburse Security Trustee for any expenses not reimbursed by Obligees in connection with the collection or distribution of such amounts held or realized by Security Trustee or in connection with the expenses incurred in enforcing its remedies hereunder and preserving the Collateral including, without limitation, those expenses contemplated under Section 10.1 hereof, shall be retained by Security Trustee;

Second, so much of such payments or amounts as shall be required to pay Lenders, Security Trustee and Agent the amounts payable to Lenders, Security Trustee and Agent pursuant to the provisions of any indemnification provisions of this Agreement shall be distributed to Lenders, Security Trustee and Agent;

Third, so much of such payments or amounts remaining as shall be required to pay (i) any accrued but unpaid interest on the A Loans and the B Loans at the Overdue Rate to the date of distribution, pro rata, then (ii) any accrued but unpaid interest on the A Loans and the B Loans at the Applicable Debt Rate to the date of distribution, pro rata, according to the respective A Loan Term Percentages and the B Loan Term Percentages of the relevant Lenders then (iii) the Prepayment Premium payable upon any principal amount paid on the A Loans and the B Loans following acceleration, pro rata, according to the respective A Loan Term Percentages and the B Loan Term Percentages of the relevant Lenders, and then (iv) all of the unpaid principal amount of the A Loans and the B Loans and all other amounts due to the Lenders under the Operative Documents shall be distributed to the Lenders, pro rata, according to the respective A Loan Term Percentages and the B Loan Term Percentages of the relevant Lenders; and

Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to Corporate Obligee or its designee, which amounts are to be applied to (i) the outstanding Equity Component, and (ii) all accrued and unpaid amounts set forth in Section 25.1(c) of the Equipment Agreement.

            7.13.    Application of Certain Other Payments.  Any payments received by Lenders for which provision as to the application thereof is made in the Operative Documents but notelsewhere in this Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of the Operative Documents.

            7.14     Other Payments.  Except as otherwise provided in Sections 7.12 and 7.15 hereof, (a)any payments received by Security Trustee for which no provision as to the application thereof is made in the Operative Documents, or elsewhere in this Section 7, and (b)all payments received and amounts realized by Security Trustee with respect to the Collateral (including, without limitation, all amounts realized upon the sale, release or other disposition of the Collateral upon foreclosure of this Agreement), to the extent received or realized at any time after payment in full of the principal of, Prepayment Premium, if any, and interest on the Loans, as well as any other amounts remaining as part of the Collateral after payment in full of the principal of and interest on the Loans and all other amounts due Lenders hereunder and under any other Loan Document, shall in each case be distributed forthwith by Security Trustee in the following order of priority:

First, in the manner provided in clause “First” of Section 7.12 hereof;

Second, in the manner provided in clause “Second” of Section 7.12 hereof; and

Third, in the manner provided in clause “Fourth” of Section 7.12 hereof.

            7.15.    Retention of Amounts by Security Trustee .  Except as otherwise provided in Section 7.12 hereof, if at the time of receipt by Security Trustee of any payment or amount which would otherwise be distributable to Corporate Obligee, there shall have occurred and be continuing a Loan Default or a Loan Event of Default, Security Trustee shall not distribute any such amount to Corporate Obligee or its designee and shall hold it as security for the Secured Obligations until such time as there shall not be continuing such Loan Default or Loan Event of Default.

8.         Indemnities.

            8.1.      Obligor General Indemnification.  Obligor hereby assumes liability for, and does hereby agree to indemnify, protect, save, defend, and hold harmless each Obligor Indemnified Person on an After-Tax Basis from and against any and all obligations, fees, liabilities, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses, including reasonable legal fees and expenses, of every kind and nature whatsoever, imposed on, incurred by, or asserted against such Obligor Indemnified Person (collectively, “Losses”), which is not directly and primarily caused by the gross negligence or willful misconduct of such ObligorIndemnified Person and which relates in any way to or arises in any way out of (a) the manufacture, construction, ordering, transfer, acceptance or rejection, ownership, transfer of ownership, titling or retitling, registration or reregistration, delivery, leasing, subleasing, possession, use, operation, maintenance, storage, removal, return, repossession, mortgaging, granting of any interest in, transfer of title to, acquisition, sale or other application or disposition, disposition of licensing, documentation, of the Items of Equipment or any Item of Equipment, or any part thereof, including, without limitation, any of such as may arise from (i) loss or damage to any property or death or injury to any Persons, (ii) patent or latent defects in the Items ofEquipment (whether or not discoverable by Obligor or any Obligor Indemnified Person), (iii) any claims based on strict liability in tort or negligence, (iv) any claims related to the release of anysubstance into the environment and (v) any claims based on patent, trademark, trade name or copyright infringement or (b) the Operative Documents or the transactions contemplated hereby or thereby other than Losses primarily caused by such Obligor Indemnified Person’s breachunder the Operative Documents provided such breach is not caused by a breach or default by Obligor under the Operative Documents, or (c) any failure on the part of Obligor to perform or comply with any of the terms of the Equipment Agreement or any other Operative Document to which it is a party or instrument referred to or contemplated hereby or thereby.  With respect to any Obligor Indemnified Person this indemnification shall not include any matters for which such Obligor Indemnified Person is indemnified under Section 8.2 or which are excluded from Obligor’s indemnity obligation thereunder.  Obligor shall give each Obligor Indemnified Person prompt notice of any occurrence, event or condition known to Obligor as a consequence of which any Obligor Indemnified Person may be entitled to indemnification hereunder, except only that Obligor shall not be required pursuant to this Section 8.1 to indemnify any Obligor Indemnified Person for any liability relating to the Items of Equipment arising out of acts or events which occur after return of the Items of Equipment to Corporate Obligee (and expirationof any storage period) pursuant to Section 6 of the Equipment Agreement (other than a return pursuant to Section 21 of the Equipment Agreement) or which occur after a sale to a third party pursuant to Section 25.3 of the Equipment Agreement.  Unless Obligor is contesting any such claim specified in clause (a) hereof in a manner reasonably satisfactory to the affected Obligor Indemnified Person, Obligor shall forthwith upon demand of any such Obligor Indemnified Person reimburse such Obligor Indemnified Person for amounts expended by it in connection with any of the foregoing or pay such amounts directly.  Obligor shall be subrogated to an Obligor Indemnified Person’s rights in any matter with respect to which Obligor has actually reimbursed such Obligor Indemnified Person for amounts expended by it or has actually paid such amounts directly pursuant to this Section 8.1.  In case any claim, action, suit or proceeding is made or brought against any Obligor Indemnified Person in connection with any claim indemnified against hereunder, such Obligor Indemnified Person will, promptly after receipt of notice of such claim or the commencement of such action, suit or proceeding, notify Obligor thereof, enclosing a copy of all papers served upon such Obligor Indemnified Person, but failureto give such notice or to enclose such papers shall not relieve Obligor from any liability hereunder unless such failure materially and adversely affects Obligor’s defense of such claimresulting in an increase in liability of Obligor in respect of such claim or preventing it from reducing liability therefor, in which case Obligor shall not be required to indemnify such Obligor Indemnified Person for the amount by which such liability was increased or not reduced for failure to give such notice.  Obligor may, and upon such Obligor Indemnified Person’s request will, at Obligor’s expense, resist and defend such claim, action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Obligor and reasonably satisfactory to such Obligor Indemnified Person and in the event of any failure by Obligor to satisfy itsobligations under this Section, Obligor shall pay all reasonable costs and expenses (including, without limitation, attorney’s fees and expenses) incurred by such Obligor Indemnified Person in connection with such action, suit or proceeding.  The provisions of this Section 8.1, and the obligations of Obligor under this Section 8.1, shall apply from the date of the execution of the Equipment Agreement notwithstanding that the Term may not have commenced with respect to any Item of Equipment, and shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of the Equipment Agreement in whole or in part, includingthe expiration of termination of the Term with respect to any Item of Equipment, and are expressly made for the benefit of, and shall be enforceable by, each Obligor Indemnified Person.

            8.2.      Obligor General Tax Indemnity.  Except as provided in Section 6.8 hereof, Obligor agrees to pay, defend and indemnify and hold Obligees, Trust Company, Lenders, Agent, Security Trustee and Owner Participant and their respective Affiliates,successors and assigns (including any consolidated or combined group of which any such Person is a member) (each a “Tax Indemnitee”) harmless on an After-Tax Basis from any and all Federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest thereon (herein called “Taxes”) howsoever imposed, whether levied or imposed upon or asserted against a Tax Indemnitee, Obligor, any Item of Equipment, or any part thereof, by any federal, state or local government or taxing authority in the United States, or by any taxing authority of a foreign country or subdivision thereof, upon or with respect to (a) the Items of Equipment, any Item of Equipment or any part thereof, (b) the manufacture, construction, ordering, transfer, ownership, transfer of ownership, titling or retitling, registration or reregistration, delivery, leasing, subleasing, possession, use, operation, maintenance, storage, removal, return, mortgaging, granting of any interest in, transfers of title to, acquisition, sale or other disposal oflicensing, documentation, repossession, sale or other application or disposition of the Items of Equipment, any Item of Equipment or any part thereof, (c) the revenues, rent, receipts or earnings arising from any Item of Equipment or any part thereof, (d) the Equipment Agreement, the Equipment Payment and/or Supplemental Payments payable by Obligor hereunder or under the Equipment Agreement or any payment made to Lenders by either Obligee, Obligor, Owner Participant or Trust Company pursuant to the Operative Documents, or (e) otherwise in respect of the Operative Documents or any thereof or any transaction or transactions contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply with respect to any Tax Indemnitee to (i) Taxes based upon or measured by such Tax Indemnitee’s net income, gross income, gross receipts (except gross income and gross receipts Taxes expressly imposed in lieu of overall sales Taxes), capital, net worth, excess profits or items of tax preference, including minimum and alternative minimum Taxes imposed by any United Sates federal, state or local taxing authority (but such Taxes shall not be excluded from indemnification in the case of state and local taxes only, imposed due to the location or presence of the Items of Equipment, thepresence, activities or place of business or organization of Obligor (or any person claiming or taking possession of the Items of Equipment from or through Obligor) in the taxing jurisdiction imposing such Tax, or any payments being made from such jurisdiction or as contemplated by Section 25.3.2 of the Equipment Agreement) (“Income Taxes”), (ii) Taxes imposed on a Tax Indemnitee, including, without limitation, sales and transfer Taxes, that result from any voluntary or involuntary transfer by such Tax Indemnitee of any interest in the Items of Equipment or in any other Tax Indemnitee or any portion of any of the foregoing or any interest arising out of the Equipment Agreement and Operative Documents unless such transfer shall have occurred in connection with, or as a result of, Obligees’ acquisition of an Item of Equipment following theacquisition by Corporate Obligee of the Original Equipment in accordance with the Assumption and Revocation Agreement and the Original Trust Purchase Agreement or an Equipment Agreement Event of Default or exercise of a transfer option or sale to a third party pursuant to Section 25.3.2 of the Equipment Agreement, (iii) Taxes imposed on a Tax Indemnitee by any jurisdiction as a result of a situs of organization of such Tax Indemnitee or such Tax Indemnitee’s engaging in activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents and not as a result of the presence of the Items of Equipment, Obligor, any Tax Indemnitee other than suchTax Indemnitee in, or any paymentsbeing made from, or the registration, filing or enforcement of any document or chargecontemplated or necessitated by the Operative Documents, in such jurisdiction, (iv) Taxes imposed on a Tax Indemnitee that result from any willful misconduct or gross negligence of such Tax Indemnitee, (v) except where there exists an Equipment Agreement Event of Default, Taxes that are attributable to any period beginning or circumstances occurring after the expiration or earlier termination of the Equipment Agreement other than with respect to a sale to a third partypursuant to Section 25.3.2 of the Equipment Agreement, and other than the payment of any amount after such date that has accrued on or prior to such date, and any interest thereon, (vi) Taxes that are based on or measured by fees or compensation for services rendered by Obligees but not including interest, (vii) Taxes imposed by a taxing authority of a foreign country or subdivision thereof not by reason of the location or presence of the Items of Equipment, Obligor, in such jurisdiction or payments being made from such jurisdiction or the registration, filing or enforcement of any document or charge contemplated or necessitated by the Operative Documents in such jurisdiction, (viii) Taxes, including, without limitation, any excise Taxes or other impositions or penalties, payable as a result of such Tax Indemnitee’s participation in the transactions contemplated by the Operative Documents being deemed to result in a “prohibitedtransaction” by any party to the Equipment Agreement within the meaning of Section 406 of ERISA or Section 4975 of the Code due to such Tax Indemnitee’s violation of its representation set forth in section 2, (ix) Taxes imposed on a transferee Tax Indemnitee in excess of the amount of such Taxes that would have been imposed on the transferor had there not been a transfer by a Tax Indemnitee after the Closing Date of an interest in the Items of Equipment or in any other Tax Indemnitee or any portion of the foregoing or any interest arising under any Operative Document (except to the extent such excess Taxes are imposed as a result of a change in Applicable Law after the date of such transfer) unless such transfer shall have occurred in connection with, or as a result of, an Equipment Agreement Event of Default or exercise of a transfer option or a sale to a third party pursuant to Section 25.3.2 of the Equipment Agreement, provided that this exclusion shall not be read to prevent any payment pursuant to this Section 8.2 being made on an After-Tax Basis, and (x) Taxes imposed on a Tax Indemnitee resulting from (a) the existence of any Liens created by such Tax Indemnitee (other than Permitted Liens), or (b) any inaccuracy of any representation, or breach of any warranty or covenant by such Tax Indemnitee, unless such violation or breach is a result of a breach by Obligor of any of its obligations under any Operative Document. Obligor will promptly notify Obligees and each TaxIndemnitee of all reports or returns required to be made by it with respect to any tax or other imposition with respect to which Obligor is required to indemnify hereunder, and will promptly provide each Tax Indemnitee with all information necessary for the making and timely filing of such reports or returns by it.  If a Tax Indemnitee requests that any such reports or returns be prepared and filed by Obligor, Obligor will prepare and file the same if permitted by Applicable Law to file the same, and if not so permitted, Obligor shall prepare such reports or returns for signature and shall forward the same, together with immediately available funds for payment of any Tax due, at least ten (10) days in advance of the date such payment is to be made.  Uponwritten request, Obligor shall furnish each Tax Indemnitee with copies of all paid receipts or other appropriate evidence of payment for all Taxes paid by Obligor pursuant to this Section 8.2.  Each Tax Indemnitee shall furnish Obligor with copies of any written requests for information received by it from any taxing authority relating to any Tax with respect to which Obligor is required to indemnify hereunder, and if a written claim is made against a Tax Indemnitee for any such Tax with respect to which Obligor is liable for a payment or indemnity hereunder, Obligees or such Tax Indemnitee shall give Obligor notice in writing of such claim. Each such Tax Indemnitee will use its best efforts to inform Obligor of any potential claims ofwhich it hasnotice.  Obligor may, at its sole cost and expense, either in its own name (other than with respectto Income Taxes) or in the name of the Tax Indemnitee, contest the validity, applicability or amount of such Tax, by (i) resisting payment thereof if practicable, unless payment is required to avoid risk of the sale or forfeiture of, or the creation of a Lien on, the Items of Equipment to which such contest relates, (ii) not paying the same except under protest, if protest is necessary, or (iii) if the payment is made, using reasonable efforts to obtain a refund thereof in appropriateadministrative and judicial proceedings; provided, however, that such contest shall be permitted only if no Equipment Agreement Event of Default has occurred and is continuing hereunder, and only if and to the extent that such contest is being diligently prosecuted by Obligor by appropriate legal or administrative proceedings, and the action to be taken in connection with such contest (a) will not result in the sale, forfeiture or loss of, or the creation of a Lien on, the Items of Equipment to which such contest relates or Obligees’ title thereto or any Tax Indemnitee interest therein, (b) is only with respect to any issue or Tax that is the subject of the indemnity provided in this Section 8.2, (c) Obligor shall have provided such Tax Indemnitee with an opinion of tax counsel reasonably satisfactory to such Tax Indemnitee, that such a contest has a reasonable basis, and (d) Obligor shall have acknowledged in writing its obligationto indemnify such Tax Indemnitee in the event the contest is unsuccessful (but such acknowledgment shall be of no force and effect if the resolution of such contest is on a basis that clearly demonstrates that Obligor is not liable for such indemnity); provided that a Tax Indemnitee may assert control of the conduct of a contest which the Obligor has a right to control hereunder if the Tax Indemnitee provides written notice to Obligor that it wishes to conduct such contest and that it fully and irrevocably releases Obligor from its indemnification obligations for the Tax (or Taxes) that is (or are) the subject of such contest and all otherwise indemnifiable amounts related thereto; provided further that Obligor can eliminate its obligations to cover the costs and expenses of any contest by irrevocably paying the amount of such Taxes.  If a Tax Indemnitee has received a refund of any amount paid by Obligor pursuant to this Section 8.2, such Tax Indemnitee shall pay to Obligor the amount of such refund, together with the amount of any interest actually received by such Tax Indemnitee on account of such refund net of any actual loss incurred by such Tax Indemnitee resulting from the circumstances relating to such payments.  Each Tax Indemnitee shall have sole control over the positions taken with respect to its tax returns, filings and proceedings except with respect to Tax filings and proceedings that are otherwise provided for in this Section 8.2.  All of the indemnities contained in this Section 8.2are expressly made for the benefit of, and shall be enforceable by each Tax Indemnitee.  Each Tax Indemnitee shall determine the allocation of any tax credit, tax savings, refund or other benefit and any related detriment resulting from any Tax indemnified hereunder, or from any indemnity payment hereunder, in its sole discretion and shall not be obligated to disclose its tax returns and related materials to any Person, other than any court or governmental agency if required in any contest, undertaken pursuant to this Section 8.2 hereof, of the imposition of any Tax indemnified hereunder, and the positions of each Tax Indemnitee in its tax returns, filings and proceedings shall be within its sole control except with respect to Tax filings andproceedings that are otherwise provided for in this Section 8.2.  Notwithstanding anything in the foregoing to the contrary, Obligor hereby agrees that all tax reports and returns of Owner Participant will be treated in a responsible manner and their confidentiality maintained.  If Obligor pays any Tax to or on behalf of any Tax Indemnitee for which the Obligor has no indemnity obligation pursuant to this Section 8.2 (or otherwise pursuant to the Operative Documents), the Tax Indemnitee upon whom, or with respect to which, such Tax was imposed, and for which the Obligor has no indemnity obligation, shall, within ten (10) days of writtenrequest therefor by Obligor, pay to Obligor the amount of Tax so paid, with interest at the Applicable Debt Rate from the date of payment of such Tax.

            8.3.      [Intentionally Deleted.]

            8.4.      Survival.  All obligations provided for in this Section 8 shall survive the sale of any Item of Equipment, any termination of the Equipment Agreement, the termination of this Agreement, and the payment in full of the Notes.  Further, all obligations provided for in Section 8 of the Original Participation Agreement shall survive the amendment and restatement of the Original Operative Documents, as such amendment and restatement is evidenced by this Agreement and the other Operative Documents.

9.         Agent for Lenders.

            9.1.      Authorization and Action.  Lenders hereby appoint and authorize Agent and Security Trustee to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent or Security Trustee by the terms hereof and thereof, respectively, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by a Loan Document (including enforcement or collection of the Notes), neither Agent nor Security Trustee shall be required toexercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders and such instructions shall be binding upon Lenders; provided, however, that neither Agent nor Security Trustee shall be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or Applicable Law.  Each Agent and Security Trustee agrees to give to Lenders prompt notice of each notice given to it by Obligees pursuant to the terms of this Agreement.  Agent may, with the prior consent of the Majority Lenders, agree to any waiver or amendment of the Operative Documents or to give any consent or exercise any remedies thereunder on behalf of Lenders; provided, however, neither Agent nor Security Trustee will, without the prior consent of all Lenders, agree to any waiver or amendment that would (i) postpone the time or times for payment of any amount payable under the Equipment Agreement or the principal of or interest on any Loan, (ii) reduce any amount payable under the Equipment Agreement or the principal amount of any Loan or reduce the rate of interest on any Loan, or (iii) prior to the payment in full of the Secured Obligations, release any of the Collateral from the Lien created by the Loan Documents, other than in accordance with the terms thereof.  Each of Agent and Security Trustee shall pursue its remedies under the Loan Documents during the continuance of a Loan Event of Default in accordance with the instructions of the Majority Lenders.

            9.2.      Agent’s Reliance, etc.  Neither Agent nor Security Trustee nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted by it or them underor in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of Agent and Security Trustee (i) may consult with legal counsel (including counsel for Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranty or representation to Lenders and shall not be responsible to Lenders for any statements, warranties or representations made in or in connection with any Loan Document, (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of Obligor or to inspect the property (including the books andrecords) of Obligor, (iv) shall not be responsible to Lenders for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto, and (v) shall incur no liability under or inrespect of any Loan Document by acting upon any notice, consent, certificate or other instrumentor writing (which may be by fax, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            9.3.      Agent and Affiliates.  With respect to any Loans made by it and any Note issued to it as a Lender under the Operative Documents, Agent and Security Trustee shall have the same rights and powers under each Loan Document as any other Lender and may exercise the same as though it were not an agent hereunder; Agent and Security Trustee and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Obligees or Obligor, any of its subsidiaries and any Person who may do business with or own securities of Obligees or Obligor or any such subsidiary, all as if Agent were not an agent hereunder and without any duty to account therefor to Lenders.

            9.4.      Lenders Credit Decision.  Lenders acknowledge that they have, independently and without reliance upon Agent or Security Trustee and based on the financial statements of Obligees and Obligor and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Lenders also acknowledge that they will, independently and without reliance upon Agent or Security Trustee and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

            9.5.      Indemnification.  Each Lender agrees to indemnify Agent and Security Trustee (to the extent not reimbursed by Obligees or Obligor), (and if there are multiple Lenders, each Lender agrees to do so ratably according to the respective principal amounts of the Notes then held by it), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or Security Trustee in any way relating or arising out of any Loan Document or any action taken or omitted by Agent or Security Trustee under any Loan Document; provided that no Lender shall beliable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs,expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or Security Trustee seeking such indemnity.  Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for out-of-pocket expenses (including counsel fees) incurred by Agent or Security Trustee in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights orresponsibilities under, any Loan Document, to the extent that Agent is not reimbursed for such expenses by Obligees or Obligor.

            9.6.      Successor Agent.  Agent or Security Trustee may resign at any time by giving at least fifteen (15) days written notice thereof to each Lender and to Obligees, and Agent or Security Trustee may be removed at any time with or without cause by the Majority Lenders.  Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent or Security Trustee.  If no successor Agent or Security Trustee shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after any such resignation of removal, the retiring Agent or Security Trustee may, on behalf of Lenders, appoint a successor Agent or Security Trustee, which shall be a commercial bank organized under the laws of the UnitedStates of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.  Upon the acceptance of any appointment as Agent or Security Trustee hereunder by a successor Agent or Security Trustee, such successorAgent or Security Trustee shall thereupon succeed to and become vested with all the rights,powers, privileges and duties of the retiring Agent or Security Trustee, and the obligations under each Loan Document.

            9.7.      Holder List; Ownership of Notes.  Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the holders of the Notes, which list shall be available to Obligees or their representative for inspection.  Ownership of the Notes shall be proved by the note register kept by Agent.  Prior to due presentment for registration of transfer of any Note, Agent and Obligees may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and Prepayment Premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither Agent nor Obligees shall be affected by any notice to the contrary.

9A.      Corporate Obligee Purchase Option.

9A.1    In the event that on any Termination Date, Obligor has not exercised its option to transfer the Equipment pursuant to Sections 25.2 or 25.4 of the Equipment Agreement and has not renewed the Equipment Agreement, Corporate Obligee shall have the right, and is hereby granted the option (the “Corporate Obligee Option”) to purchase, or at the option of Corporate Obligee, to designate a third party to purchase, and each Lender hereby agrees to sell to Corporate Obligee or its designee all of its right, title and interest in the Loans and the Notes, any time after such Termination Date at a purchase price equal to the aggregate of all amounts then owing to Lenders under the Operative Documents (the “Purchase Option Price”) and to assign all of Lenders’ rights, remedies and security interests with respect to the Loans and Notes under the Operative Documents to Corporate Obligee or its designee.  In order to exercise the Corporate Obligee Option, Corporate Obligee shall deliver to Lenders and Security Trustee irrevocable written notice of such election (the “Option Notice”) and shall pay the Purchase Option Price in immediately available funds on or before the second Business Day after delivery of the Option Notice in accordance herewith.

9A.2    Each Lender agrees that, notwithstanding any provision in any Operative Document to the contrary, it shall not grant participations in, assign, sell or otherwise transfer all or any part of its interest in the Loans or any Note unless such transferee, assignee or participant expressly acknowledges and agrees that its interest in the Loans and the Notes shall be subject to the Corporate Obligee Option and Lenders and Security Trustee agree that they will not take any action with respect to the Equipment during the period after Lenders and Security Trustee receive the Option Notice and prior to the third Business Day thereafter without the written consent of Corporate Obligee.

10.       Miscellaneous.

            10.1     Expenses and Recording.  Obligor shall reimburse each Obligee, Trust Company, Owner Participant, each Lender, Agent and Security Trustee for all reasonable costs and expenses in connection with the preparation, execution and delivery of the Operative Documents and the consummation of the transactionscontemplated thereby, and without limiting the generality of Obligor’s undertaking to do so, Obligor shall pay the reasonable fees and expenses (initial and ongoing) of Trust Company forserving as Obligees and shall reimburse Trust Company, Lenders, Owner Participant, Agent and Security Trustee for all of their respective costs and expenses (including, withoutlimitation, reasonable counsel fees and disbursements) in connection with the preparation, execution and delivery of and the consummation of the transactions contemplated thereby; provided, however, Obligor shall have no obligation to reimburse the above Persons for costs and expenses in the negotiation, preparation and execution of Operative Documents negotiated, prepared and executed after the Restructuring Date unless otherwise required under this Agreement or such Operative Documents relate to or arise out of an Equipment Agreement Event of Default.  Obligor shall also pay the reasonable fees and disbursements of special counsel to Corporate Obligee, special counsel to Trust Obligee and special counsel to Agent, Security Trustee and Lenders in connection with any amendments, waivers or consents requested by Obligor under the Equipment Agreement.  Upon the occurrence and during the continuance of any Equipment Agreement Default or Equipment Agreement Event of Default, Obligor will also pay or reimburse each Lender, Agent, Security Trustee and each Obligee for reasonable costs and expenses of counsel and of financial advisors as shall have been selected by such Obligee or suchLender, Agent or Security Trustee to assist such Obligee and such Lender in connection with such Equipment Agreement Defaults or Equipment Agreement Events of Default.  Obligor, at its own expense, will further cause the Equipment Agreement, the Loan Documents and/or appropriate financing statements or continuation statements to be filed and recorded and, from time to time when required, refiled and re-recorded, in accordance with Applicable Law in any jurisdiction in which Obligor or any Item of Equipment is located recognizing Corporate Obligee’s, any Lender’s or Security Trustee’s interest in the Equipment Agreement and in the Items of Equipment as a security interest and in any other jurisdiction where filing shall be reasonably requested by Corporate Obligee, such Lender or Security Trustee for the purpose of proper protection, to the satisfaction of counselfor Corporate Obligee, such Lender or Security Trustee, of its interests and rights under the Equipment Agreement, or the Loan Documents for the purpose of carrying out the intention of the Equipment Agreement and the Loan Documents. Obligor in addition will from time to time do and perform any other act and will execute, acknowledge, deliver, file, register,record (and will refile, reregister,deposit and redeposit or rerecord whenever required) any and all further instruments reasonably requested by Corporate Obligee, any Lender or Security Trustee for the purpose of proper protection, to its satisfaction, of Corporate Obligee’s, Lenders’ or Security Trustee’s interests in the Items of Equipment, or for the purpose of carrying out the intention of the Equipment Agreement or theLoan Documents; and Obligor will promptly furnish toCorporate Obligee, any Lender or Security Trustee which shall have requested the same evidence of all such filing, registering, depositing or recording.

            10.2     Modification.  Except as otherwise expressly provided and subject to the rights assigned by Obligor, Corporate Obligee and Trust Obligee to Security Trustee hereunder, none of this Agreement, the Notes, the Equipment Agreement, the Receivables Purchase Agreement, the Trust Agreement nor the Security Documents nor any terms hereof or thereof may be amended, supplemented, waived or modified without the written agreement and consent of the parties thereto, Obligor, each Lender, Corporate Obligee and Trustee Obligee, provided that where the consent of any Lender is required, such consent (except as provided below) may be given by Agent acting on behalf of Majority Lenders, and any such consent shall be binding on all Lenders, provided further, that no such amendment, modification, waiver or supplement shall, (i) without the consent of a Lender (A) extend the final scheduled maturity of such Lender’s A Loan or B Loan, as the case may be, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (B) release all or substantially all of Security Trustee’s interest in the Collateral (except as expressly provided herein), (C) reduce the percentage specified in the definition of Majority Lenders or (D) amend this clause (i); (ii) without the consent of Agent, amend, modify or waive any provision relating to the rights or obligations of Agent, or (iii) without the consent of Security Trustee amend, modify or waive any provision relating to the rights or obligations of Security Trustee.

            10.3     Governing Law, Jurisdiction and Venue; Waiver of Jury.  This Agreement and the rights and obligations of the parties hereunder and under the Notes shall be construed in accordance with, and be governed by, the law of the State of New York.  The parties hereto hereby agree that all actions or proceedings initiated by any party hereto arising directly or indirectly out of this Agreement or the other Loan Documents may be litigated in the Supreme Court of the State of New York located in New York City or the District Court or the United States District Court for the Southern District of New York.  Each party hereto hereby expressly submits and consents in advance to such jurisdiction and venue in any action or proceeding commenced by any party hereto in any of such courts, agrees that jurisdiction and venue is proper in such courts, and hereby waives personal service of the summons and complaint, orother process or papers issued therein, and agrees that such service of the summons and complaint may be made by registered mail, return receipt requested, addressed to the party hereto being served at the address for such party set forth in Section 10.4 hereof.  Each party hereto waives any claim that New York City or the Southern District of New York is an inconvenientforum or an improper forum based on lack of venue.  The choice of forum set forth herein shall not be deemed to preclude the enforcement by any Lender or Security Trustee of any judgment in any other appropriate jurisdiction.  Each of Obligor, Corporate Obligee, Trust Company, Trust Company and Owner Participant hereby waives trial by jury in any judicial proceeding brought by it, Lenders or Security Trustee involving directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement or the other Operative Documents.

            10.4.    Notices.  All notifications, notices, demands, requests and other communications herein provided for or made pursuant hereto shall be in writing and shall be sent via (i) reputable overnight delivery service, and the giving of such communication shall be complete on the immediately succeeding Business Day after the same is deposited with such delivery service, (ii) by legible telefax with original to promptly follow by certified mail, with return receipt requested, and the giving of such communication shall be completed on the Business Day onwhich such fax is received.  Written communications may be in any form of writing howsoever transmitted.  The initial address of the parties hereto are as follows:

Lenders:                                                           As set forth on Schedule 4 attached hereto.

Agent and Security Trustee:                              Bank of Tokyo-Mitsubishi Trust Company
1251 Avenue of the Americas, 10th Floor
New York, New York  10020-1104
Attn:  Corporate Trust Department
Telefax:            212.782.5900/5901

Trust Obligee and Trust Company:                    Goodwin Square
225 Asylum Street
Hartford, Connecticut 06103
Attention: Peter Murphy
Telephone: (617) 603-6568
Telefax: (617) 603-6667

Corporate Obligee:                                           111 Huntington Avenue
Suite 400
Boston, Massachusetts 02199-8001
Attention:  Senior Vice President- Administration

Telephone: (617) 573-9000
Telefax:  (617) 345-1444

Obligor:                                                            1101 Pennsylvania Avenue, NW
Suite 1010
Washington, D.C. 20004

Attention:          Treasurer or Assistant Treasurer
Telephone:        (202) 393-1101
Telefax:            (202) 393-3064

            10.5     Interests in the Equipment.  The parties hereto intend that (a) for financial accounting purposes with respect to Obligor, Corporate Obligee will be treated as the owner and the lessor of each Item of Equipment and Obligor will be treated as the lessee of each Item of Equipment and (b) for all other purposes, including federal and all state and local income tax purposes, state sales, use and other transaction tax purposes, and federal and state bankruptcy and insolvency laws, and state commercial law, (i) the Operative Documents will be treated as a financing arrangement, (ii) Corporate Obligee and each Lender will be deemed a lender making secured loans to Obligor in an amount equal to the sum of the aggregate of the EquityComponents for each Item of Equipment and the outstanding principal amount of the Loans and (iii) Obligor will be treated as the owner of each Item of Equipment and will be entitled to all tax benefits ordinarily available to an owner of equipment like the Equipment for such tax purposes.  Obligees shall take no action inconsistent with the intention of the parties setforth in clause (b)(iii) of this Section 10.5; provided however, if the Equipment Agreement is finally andconclusively determined by any taxing authority having jurisdiction with respect thereto not to constitute a finance lease, Obligees, Owner Participant, Lenders, Security Trustee and Obligor may take all actions necessary or desirable as a result of such determination and otherwise permitted by the terms of the Operative Documents.  Notwithstanding the intentions of the parties expressed herein, Obligor acknowledges and agrees that neither Obligees, Owner Participant, Lenders, Security Trustee nor Agent has made any representations or warranties to Obligor concerning the tax, accounting or legal characteristics of the Operative Documents and that Obligor has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

            10.6     Descriptive Headings, etc.  The descriptive headings used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

            10.7     Benefit of Agreement; Assignment.

                        (a)        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns and in particular any holder from time to time of any Note.  Subject to clause (b) of this Section 10.7 and the following proviso, no party hereto may assign any or all of its rights or obligations hereunder without the consent of the other parties hereto; provided however, that Trust Obligee may transfer or assign any or all of its rights or obligations hereunder to a successor obligee appointed in accordance with the Trust Agreement, and each Lender and Owner Participant may at any time grant participations in or sell, assign, negotiate or otherwise transfer to any Permitted Assignee, any of its rights or obligations hereunder or under any other Operative Document provided that each such Permitted Assignee shall expressly acknowledge and consent to the Corporate Obligee Option.  Obligees shall from time to time at the request of any Lender, execute and deliver to each Lender such documents as such Lender may deem reasonably necessary or desirable to give full force and effect to any such sale, assignment or transfer.  If any Lender sells, assigns, negotiates or otherwise transfers all or a part of its rights and obligations hereunder, or all or a part of any Loan, or all or a part of any Note outstanding at the time, to any Permitted Assignee, any reference to “Lender” or “Lenders” and any reference to “Owner Participant” in any Operative Document shall thereafter refer to such Lender or Owner Participant and to such other Permitted Assignee to the extent of their respective interests.  Any such sale, assignment or transfer shall be evidenced by an Assignment and Acceptance Agreement substantially in the form of Schedule 5 attached hereto executed by the transferring Lender and the Permitted Transferee and delivered to Agent and Security Trustee.

Corporate Obligee shall have the right at any time at its sole expense, to sell, assign or transfer in whole or in part such right, title and interest to a transferee satisfying the conditions set forth below (a “Permitted Transferee”) and provided that such sale, assignment or transfer satisfies the following conditions:

(i)         Such sale, assignment or transfer will not be in violation of the registration requirements of the Securities Act of 1933, as amended;

                        (ii)        The Permitted Transferee shall have the requisite power and authority to enter into and carry out the transactions of Corporate Obligee contemplated hereby and by the other Operative Documents to which Corporate Obligee is a party;

                        (iii)       The Permitted Transferee shall be either (A) a bank or other financial institution with capital and surplus of at least $100,000,000 or a leasing company organized under the laws of the United States with a tangible net worth of $100,000,000 as determined in accordance with GAAP, or (B) a corporation (other than a corporation in the business of selling goods of the same type as the Equipment) organized and operating under the laws of any state of the United States with a tangible net worth of at least $100,000,000 as determined in accordance with GAAP, or (C) a subsidiary of any Person described in clauses (A) or (B) above, provided such Person is not in the business of selling goods of the same type as the Equipment and such Person’s obligations are guarantied by a Person of the type described in clause (A) or (B) in form and substance reasonably acceptable to the Majority Lenders, or (D) a corporation which is a member of the same consolidated group for Federal income tax purposes as Corporate Obligee, or another corporation owned and controlled by, or under common control with, Corporate Obligee, other than a Person in the business of selling goods of the same type as the Equipment, provided, that if the Permitted Transferee is a Person described in clause (D) above and not described in clause (A), (B) or (C) above, Corporate Obligee shall continue to be liable with respect to the obligations of the Permitted Transferee hereunder and under the other Operative Documents; and

                        (iv)       If Corporate Obligee proposes to transfer its interest hereunder at any time pursuant to this Section 10.7(b), Corporate Obligee shall give not less than ten (10) days’ notice to Obligor specifying the name and address of the proposed Permitted Transferee and specifying the facts necessary to determine compliance with this Section 10.7(b).

            From and after any transfer of Corporate Obligee’s interest effected in accordance with this Section 10.7(b), such Permitted Transferee shall be deemed a “Corporate Obligee” for all purposes of this Agreement and the other Operative Documents and the transferring Corporate Obligee shall have no further liability under the transferred interest hereunder or thereunder, expect to the extent of any interest herein retained or claims relating to or arising out of the period prior to such transfer.  Successive transfers may be made pursuant to this Section 10.7(b).

            10.8.    Execution and Effectiveness.  This Agreement may be executed in multiple counterparts, each of which shall be regarded as an original and all of which shall constitute a single instrument and shall become effective on the Restructuring Date when each of the parties hereto shall have signed and delivered a copy hereof (whether the same or different copies).

            10.9.    Registration.  The Notes are or, when issued, will be registered obligations.  Corporate Obligee, Trust Obligee and each Lender hereby directs and authorizes Agent to establish and maintain at the office of Agent registration books in which Agent will register, and register any assignment effected in compliance with Section 10.7 of, each holder’s interest in each Note or any portion thereof and which identifies each registered holder of each Note or any portion thereof.  No transfer by any holder of a Note or any portion thereof shall be effective unless and until such transfer is madeupon the registration books maintained by Agent.  Prior toregistration of transfer, Obligees may treat the person in whose name the Note is registered as theabsolute owner thereof for all purposes, and neither Corporate Obligee nor Trust Obligee shall be affected by any notice to the contrary.

            10.10.  Confidentiality.  Each of Corporate Obligee, Trust Obligee, Owner Participant, each Lender, Agent and Security Trustee agrees that all financial statements and other proprietary information furnished by Obligor will be treated by it in a responsible manner, and their confidentiality maintained; such material will not be disseminated except to the parties hereto or their respective officers, directors, employees, agents, auditors, attorneys and professional consultants who, for proper reasons consistent with the purposes for which this information is furnished, need access to such information, and to such other parties to whom Corporate Obligee, Trust Obligee, Trust Company, Owner Participant, each Lender, Agent or Security Trustee may have a duty or legal obligation of disclosure, including, without limitation, any Governmental Entity having jurisdiction over Corporate Obligee, Trust Obligee, Trust Company, such Lender, Agent or Security Trustee.  This confidentiality provision will survive the expiration or early termination of this Agreement.  Each of Corporate Obligee, Trust Obligee, Owner Participant, each Lender, Agent or Security Trustee may designate any person in writing who is an officer, employee or agent thereof (each, a “Designee”), to visit and inspect the properties (including, without limitation, the Items of Equipment) of Obligor, and to the extent reasonable under the circumstances, examine its books of record and accounts (including, without limitation, Obligor’s records pertaining to the Items of Equipment but excluding tax returns and related tax information), and discuss its affairs, finances and accounts with its officers, and, with notice to Obligor so that it may have an officer present if it so reasonablyrequests, the accountants of Obligor, all at such reasonable times, during normal business hours, as Corporate Obligee, Trust Obligee, Owner Participant, each Lender, Agent or Security Trustee, as the case may be, may reasonably request and, upon such request, Obligor shall make such properties and such books of record and accounts available to Corporate Obligee, Trust Obligee, Owner Participant,each Lender, Agent or Security Trustee, as the case may be, for inspection; provided, however, that, with respect to the properties of Obligor, other than the Items of Equipment and the records of Obligor other than those pertaining to the Items of Equipment, Obligor’s obligations hereunder shall arise only following the occurrence and during the continuance of an Equipment Agreement Default or Equipment Agreement Event of Default, except that prior to the occurrence of an Equipment Agreement Default or Equipment Agreement Event of Default,Obligor shall, upon receipt of reasonable notice, permit Corporate Obligee, Trust Obligee, Owner Participant, each Lender, Agent or Security Trustee or any Designee todiscuss the affairs, finances and accounts of Obligor with a financial officer of Obligor.  No breach of the foregoing covenants by Obligees, shall affect or impair the obligation of Obligor to pay Obligees or Lenders any amounts due under this Agreement or the Equipment Agreement.  Notwithstanding anything contained herein to the contrary, except as reasonably necessary to comply with Applicable Laws, the parties hereto may disclose to any and all Persons, without limitation of any kind, any information with respect to the United States federal income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Persons relating to such tax treatment and tax structure.  To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information, including without limitation (a) the identities of Persons in this transaction, (b) the existence or status of any negotiations, or(c) any other term or detail, or portion of any documents or other materials, not related to the tax treatment or tax structure of the potential transaction.

            10.11.  Survival.  Each of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and shall, unless otherwise expressly provided, continue in full force and effect until the Loans, together with interest thereon, and all other sums payable hereunder or thereunder have been indefeasibly paid in full.

            10.12.  Severability.  The provisions of this Agreement are severable, and if any section or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, insuch jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

            10.13.  No Broker.  Each party hereto hereby represents and warrants to the other parties that no broker other than BTM Financial Services, Inc., BTM Capital Corporation or their respective Affiliates brought about the transactions contemplated hereby and each party hereby agrees to indemnify (the “Indemnifying Party”) and hold each other party harmless from, any and all other liabilities and costs (including without limitation, costs of counsel) to any Person claiming brokerage commissions or finder’s fees as a result of any agreement with the Indemnifying Party.

            10.14.  Performance by Lenders.  If either Obligee fails to perform any of their respective obligations under the Operative Documents in a timely fashion, each Lender shall be entitled, but not obliged, to perform such obligation at the expense of such Obligee and without waiving any rights they may have with respect to such breach.

            10.15.  Payment from Collateral; Limited Recourse.  Without impairing any of the other rights, powers, privileges, liens or security interests of Lenders or Security Trustee pursuant to the Loan Documents, except for the Trust Company’s, Corporate Obligee’s or Owner Participant’s gross negligence, willful misconduct, misrepresentations or fraud and as expressly provided in this Agreement or any other Operative Documents and, subject to the proviso below, Lenders agree that as between it and the Trust Company, Corporate Obligee and Owner Participant, no recourse shall be had with respect to this Agreement or such other Operative Documents against the Trust Company, Corporate Obligee or Owner Participant, or any officer,director, employee, agent or Affiliate thereof for amounts owed by Obligees under the Loan Documents; and none of the Trust Company, Corporate Obligee or Owner Participant, nor any officer, director, employee, agent or Affiliate thereof shall have any personal liability for any amountsowed by Obligees under any of the Operative Documents; provided, however, that nothing contained in this Section 10.15 or elsewhere shall be construed to (i) prevent recourse to and the enforcement against the Collateral of all liabilities, obligations and undertakings contained in any of the Operative Documents, (ii) limit, restrict, or impair the right of Lenders to accelerate the maturity of any Loan upon the occurrence of a Loan Event of Default, (iii) prevent recourse to and the enforcement against Corporate Obligee of any amounts owed under the Loan Documents to the extent corresponding amounts were received by Corporate Obligee from Obligor or realized by Corporate Obligee from the Collateral and, in either case, not remitted to Security Trustee (iv) prevent the bringing of an actionor obtaining a judgment against Obligees or against the Trust Company or Owner Participant for any breach ofany of its representations, warranties or covenants under any of the Operative Documents, or (v) prevent the bringing of anaction or obtaining of a judgment to foreclose the lien of the Equipment Agreement or the Security Documents or otherwise realize upon the Collateral or the sums due or to become due under this Agreement or the other Operative Documents to which any such Person is a party but, in the case of the Corporate Obligee, any liability arising under this Agreement or the other Operative Documents shall be limited solely to Corporate Obligee’s interest in the Collateral unless such liability arises from Corporate Obligee’s gross negligence, willful misconduct or fraud or a breach of Corporate Obligee’s representations and warranties contained in Sections 2.5(a), 2.5(b), 2.5(c), 2.5(e), 2.5(f), 2.5(g) (only with respect to the representation in 2.5(g) that the Equipment Collateral is free and clear of all Liens arising by, through or under Corporate Obligee other than Permitted Liens) or 2.5(i) hereunder or a breach of Corporate Obligee’s agreements or covenants contained in Sections 6.1.1(b), 6.1.1(c), 6.1.2(c)(i), 6.1.2(d), 6.1.2(e) (only with respect to the covenants in Section 6.1.2(e) that Corporate Obligee shall not except as expressly permitted by the Equipment Agreement, the Receivables Purchase Agreement, the Original Trust Purchase Agreement, the Assumption and Revocation Agreement and under this Agreement, sell, lease, convey, transfer or encumber or otherwise dispose of all or any part of any Item of Equipment), 6.2.2(a) (solely as it relates to the representation in Section 2.5(i)), 6.2.2(c), 6.8, 7.4, 10.2, 10.7 or 10.13 hereunder or a breach of Corporate Obligee’s agreements contained in Section 25.2 or 25.3.2 of the Equipment Agreement (solely as such agreements relate to a breach of Corporate Obligee’s obligation to convey its right, title and interest in and to the Equipment) or Section 26.1 of the Equipment Agreement (solely to the extent Corporate Obligee receives the excess therein in cash from the Security Trustee).

            10.16.  No Proceedings.  Each party hereto agrees that it shall not institute against, or join any other Person in instituting against Trust Obligee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the latest maturing A Notes issued by Trust Obligee is paid.

            10.17.  Concerning Trust Company.  Trust Company is entering into this Agreement solely in its capacity as Trustee under the Trust Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall Trust Company (or any entity acting as successor Trustee under the Trust Agreement) be personally liable for or onaccount ofany of the statements, representations, warranties, covenants or obligations stated to be those ofTrust Obligee hereunder; provided, however, that Trust Company (or any such successor Trustee) shall be personally liable hereunder for Trust Company Liabilities.

            10.18.  Waiver for Amendment and Restatement and Further Assurances.  The parties hereto hereby waive any procedural requirements under the Original Operative Documents to the extent required or necessary for the consummation of the transactions contemplated under this Agreement and the other Operative Documents, and waive the requirement under clause (iv) of Section 12.10 under the definition of Permitted Transferee under the Original Trust Agreement.

*  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED,
  as Obligor

By:  /s/ Frank Meredith
   Name:  Frank Meredith
  Title:  Executive Vice President and
                  Chief Financial Officer

BTM CAPITAL CORPORATION,
  as Corporate Obligee and Owner Participant

By:  /s/ John F. McCarthy
   Name:  John F. McCarthy
        Title:  Vice President

U.S. BANK NATIONAL ASSOCIATION,
  not in its individual capacity,
  but solely as trustee,
  as Trust Obligee

By:  /s/ Peter M. Murphy
   Name:  Peter M. Murphy
  Title:  Trust Officer

U.S. BANK NATIONAL ASSOCIATION,
  in its individual capacity, as Trust Company

By:  /s/ Peter M. Murphy
   Name:  Peter M. Murphy
  Title:  Trust Officer

THE BANK OF NOVA SCOTIA

By:  /s/ Todd S. Meller

  Name:  Todd S. Meller

  Title:  Managing Director

HSBC BANK USA

By:  /s/ Diane M. Zieske

  Name:  Diane M. Zieske

    Title:  First Vice President

BANK OF TOKYO-MITSUBISHI, NEW YORK BRANCH

By:  /s/ Spencer Hughes

  Name:  Spencer Hughes

  Title:  Authorized Signatory

DANSKE BANK, A/S, Cayman Island Branch

By:  /s/ Angelo J. Balestrieri

  Name:  Angelo J. Balestrieri

  Title:  Vice President

By:  /s/ John A. O’Neill

  Name:  John A. O’Neill

  Title:  Assistant General Manager

BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
  as Agent and Security Trustee

By:  /s/ Charles Ryan

  Name:  Charles Ryan

  Title:  Vice President

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
AMENDED AND RESTATED EQUIPMENT LEASING AGREEMENT AND AMENDED AND RESTATED PARTICIPATION AGREEMENT

(1999)

The definitions stated herein shall equally apply to both the singular and plural forms of the terms defined.  Any agreement defined or referred to below means such agreement as amended, supplemented or modified from time to time, and includes all exhibits, supplements and appendices thereto.  Any Person defined or referred to below include its successors, permitted transferees  and assigns.  The word “including,” when used below or in any Operative Document, is deemed to be followed by “without limitation,” whether or not such words appear.

“A Lenders” means any holder of an A Note and its successors and assigns.

“A Loan Term Percentage” means, as to each A Lender at any time, the percentage of the aggregate principal amount of the A Loans then outstanding at such time constituted by the aggregate outstanding principal amount of such A Lender’s A Loan at such time.

“A Loan” means, as to each A Lender, the outstanding principal amount of such A Lender’s loan under the Participation Agreement in the principal amount as of the Restructuring Date set forth under the heading “A Loans” opposite such A Lender’s name on Schedule 3 to the Participation Agreement, each of which is evidenced by an A Note.  The aggregate principal amount of the A Loans on the Restructuring Date is $21,213,540.72.

“A Note” means any A Note issued by Corporate Obligee or Trust Obligee to any A Lender in the form of Exhibit D‑1 to the Participation Agreement.

“A Notes” means the collective reference to each A Note.

“Acceptance Date” for each Item of Equipment means the date on which Obligor financed such Item under the Original Operative Documents, as evidenced by Obligor’s execution and delivery of an Equipment Agreement Supplement for such Item dated such date.

“Acquisition Cost” of each Item of Equipment means an amount equal to the sum of (i) the total cost paid by Original Obligee to Obligor for such Item in accordance with the Original Operative Documents, plus (ii) all sales and excise taxes paid by Original Obligee and/or Obligor as agent for Original Obligee on or with respect to the acquisition of such Item, plus (iii) all costs and expenses approved and paid by Obligor as agent for Original Obligee in connection with the delivery and installation of such Item.

“Acquisition Period” means the period specified as such on each consecutively numbered Related Exhibit A attached to and made a part of the Equipment Agreement.

“Affected Person” means each of the Lenders, any permitted assignee of any Lender or the Agent.

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“After-Tax Basis” means in respect of an amount (the “base amount”) with respect to a Person, the base amount supplemented by a future payment, if necessary, to such Person such that, after reduction for all Taxes (other than Taxes based upon a Person’s net income or gross receipts and which are imposed or levied by any Federal, national, state, provincial or local taxing authority in the United States or a foreign country unless such Person would not otherwise have been subject to taxation in such jurisdiction but for such Person’s involvement in this transaction), if any, imposed on such Person in respect of the sum of the base amount and such future payment shall be equal to the base amount.

“Agent” means Bank of Tokyo-Mitsubishi Trust Company.

“Aggregate A Loan Principal Balance” has the meaning set forth in Section 5.2(a) of the Participation Agreement.

“Aggregate B Loan Principal Balance” has the meaning set forth in Section 5.2(a) of the Participation Agreement.

“Alternate Rate” means a variable rate equal to the greater of (i) the sum of the Federal Funds Rate from time to time in effect and  ½ of one percent (0.5%) and (ii) the rate of interest from time to time announced by Agent at its New York branch from time to time as its “prime commercial lending rate” (which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer, and Agent may make commercial loans or other loans at rates of interest at, above or below such reference rate).

“Applicable Debt Rate” (a) for the purpose of calculating Equipment Payment means the rate calculated in accordance with Section 7.6 of the Equipment Agreement, (b) for the purpose of calculating interest due on any A Loan means the LIBOR Rate then in effect as determined by Agent pursuant to Schedule 2 to the Participation Agreement and (c) for the purpose of calculating interest due on any B Loan means the LIBOR Rate then in effect as determined by the Agent pursuant to Schedule 2 to the Participation Agreement.

“Applicable Law” means, with respect to any Person or Item of Equipment, all provisions of statutes, rules, regulations, orders and requests (whether or not having the force of law) of any Governmental Entity applicable to such Person or Item of Equipment, and all orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party.

“Assignee” has the meaning set forth in Section 14.2 of the Equipment Agreement.

“Assignment and Acceptance Agreement” means the form of assignment and acceptance agreement attached as Schedule 5 to the Participation Agreement.

“Assumption and Revocation Agreement” means that certain Assignment, Assumption and Revocation Agreement dated as of June 30, 2003 by and between Original Owner Trustee, Original Obligee and Corporate Obligee, a copy of which is attached as Exhibit B to the Trust Agreement.

“B Lenders” means any holder of a B Note and its successors and assigns.

“B Loan Term Percentage” means, as to each B Lender at any time, the percentage of the aggregate principal amount of the B Loans then outstanding at such time constituted by the aggregate outstanding principal amount of such B Lender’s B Loan at such time.

“B Loan” means, as to each B Lender, the outstanding principal amount of such B Lender’s loan under the Participation Agreement in the principal amount as of the Restructuring Date set forth under the heading “B Loans” opposite such B Lender’s name on Schedule 3 to the Participation Agreement, each of which is evidenced by an B Note.  The aggregate principal amount of the B Loans on the Restructuring Date is $3,114,771.77.

“B Note” means any B Note issued by Corporate Obligee to any B Lender in the form of Exhibit D-2 to the Participation Agreement.

“B Notes” means a collective reference to each B Note.

“Basic Term” for each Item of Equipment means the period consisting of twelve (12) months commencing on the “Basic Term Commencement Date” set forth on the Related Exhibit A for such Item and terminating on the Payment Date that occurs in the last month of such twelve (12) month period.

“Basic Term Commencement Date” for each Item of Equipment means the date specified as such on the Related Exhibit A.

“Breakage Costs” means any amount or amounts as shall compensate a Lender or Owner Participant for any loss or reasonable cost incurred after using good faith and reasonable efforts to minimize such loss (but excluding loss of margin of profit) or cost by a Lender or Owner Participant directly resulting from repayment by an Obligee of Related Notes (as defined in Appendix A of the Original Participation Agreement) or Equity Components relating to Item(s) of Equipment that Obligor exercises its rights to acquire pursuant to Section 25.4 of the Equipment Agreement, in accordance with the terms of the Operative Documents.  The amount of the loss or cost shall be determined by the Person seeking such, and notice thereof shall be provided to Obligor in the form of a certificate of such Person stating that the calculations set forth therein are in accordance with the terms of the Operative Documents and setting forth in reasonable detail the basis for such calculations, such certificate being conclusive and binding for all purposes absent manifest error.

“Business Day” means any day other than a day on which banking institutions in the State of Connecticut or the State of New York are authorized by law to close.

“Casualty Loss Value” of each Item of Equipment as of any Casualty Loss Value Payment Date means an amount determined by multiplying the Acquisition Cost of such Item of Equipment by the percentage set forth opposite such Casualty Loss Value Payment Date on the Schedule of Casualty Loss Values attached to the Equipment Agreement Supplement for such Item.

“Casualty Loss Value Payment Date” for each Item of Equipment for which an Event of Loss occurs shall mean the Payment Date for such Item next following the date of such Event of Loss and for each Item of Equipment with respect to which Obligor is exercising its option under Section 25.4 of the Equipment Agreement shall mean the Payment Date on which such option is to be exercised in accordance with such Section 25.4.

“Certificate of Costs” means any certificate by Obligor executed by a Responsible Officer certifying Obligor’s original purchase price and date of purchase of the Item of Equipment specified in such certificate sold by Obligor to Original Obligee under the Original Participation Agreement in the form of Exhibit B to the Original Participation Agreement.

“Closing Date” means the first Funding Date.

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any comparable successor law.

“Collateral” means the collective reference to the Equipment Collateral and the Transferred Property Collateral.

“Collateral Proceeds” means the amount or amounts constituting all or a portion of the Net Proceeds of Sale received by Corporate Obligee or the Lenders from the sale of any Item or Items of Equipment in accordance with Section 25.3 of the Equipment Agreement to the extent such amounts constitute payments of principal or interest due on the A Loans and the B Loans under Section 5 of the Participation Agreement.

“Commerzbank” means Commerzbank Aktiengesellschaft, New York Branch, the New York branch of a German banking corporation.

“Consolidated Capitalization” means any date, the sum of (a) shareholders’ equity of Obligor and (without duplication) its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and (b) Consolidated Total Debt.

“Consolidated EBITDA” means for any period, Consolidated Net Income for such period, plus the amount of taxes, interest, depreciation and amortization deducted from earnings in determining such Consolidated Net Income.

“Consolidated Interest Expense” means for any period, the amount of interest expense deducted from earnings of Obligor and its consolidated Subsidiaries in determining Consolidated Net Income for such period in accordance with GAAP.

“Consolidated Net Income” means for any period, the net income of Obligor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means at any date, without duplication, the aggregate of all Indebtedness (including the current portion thereof) of Obligor and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Corporate Obligee” means BTM Capital Corporation, a Delaware corporation, and its permitted successors and assigns.

“Corporate Obligee Option” has the meaning set forth in Section 9A.1 of the Participation Agreement.

“Cross Receipt” means any cross receipt in the form of Exhibit A to the Original Participation Agreement that was executed and delivered by Obligor to Original Obligee prior to the Restructuring Date in accordance with the Original Operative Documents.

“Debt Amortization Payment” for any Item of Equipment as of any Payment Date means the amount determined by multiplying the Debt Component of such Item by the percentage set forth opposite such Payment Date on the Schedule of Debt Component Amortization attached to the Related Equipment Agreement Supplement.

“Debt Component” for each Item of Equipment means the dollar amount of the Acquisition Cost financed by Original Lender on the Acquisition Date in accordance with the Original Operative Documents therefor calculated as 97.00% of the Acquisition Cost for such Item.

“Deficiency” has the meaning set forth in Section 26.1 of the Equipment Agreement.

“Dollar” means freely transferable, lawful money of the United States.

“EBITDA Ratio” means on any date, the ratio of Consolidated EBITDA to Consolidated Interest Expense for the four consecutive fiscal quarters of Obligor most recently ended prior to such date.

“Englis  h Debenture” means each of Debentures among (i) Original Obligee and Original Security Trustee (ii) Corporate Obligee and Security Trustee, (iii) Obligor and Original Security Trustee and (iv) Harman International Industries, Limited and Original Security Trustee.

“Equipment” means the equipment of the type(s) described on the Schedule of Equipment attached to each consecutively numbered Equipment Agreement Supplement made a part of the Equipment Agreement together with any and all related appliances, parts, accessories, appurtenances, accessions, additions, improvements, replacements and other equipment or components of any nature from time to time incorporated or installed therein.

“Equipment Agreement” means the Amended and Restated Equipment Leasing Agreement dated as of June 30, 2003 between Obligor, as lessee, and Corporate Obligee, as lessor, and each Equipment Agreement Supplement as amended, supplemented and modified from time to time in accordance with the terms of the Operative Documents.

“Equipment Agreement Default” means an Equipment Agreement Event of Default or an event which with notice or lapse of time or both would become an Equipment Agreement Event of Default.

“Equipment Agreement Event of Default” has the meaning set forth in Section 20 of the Equipment Agreement.

“Equipment Agreement Supplement” means an Equipment Agreement Supplement substantially in the form attached to the Original Equipment Agreement as Exhibit B, which, prior to the Restructuring Date, was executed by Original Obligee and Obligor with respect to each Item of Equipment as provided in Section 4 of the Original Equipment Agreement and was consented thereto by Original Lender, as the same may be amended or modified from time to time.

“Equipment Collateral” has the meaning set forth in Section 7.1(a) of the Participation Agreement.

“Equipment Payment” means the amount payable during the Interim Term pursuant to Section 7.1 of the Equipment Agreement, during the Basic Term pursuant to Section 7.2 of the Equipment Agreement, during each Renewal Term pursuant to Section 25.1 of the Equipment Agreement and during any holdover period pursuant to Section 6.3 of the Equipment Agreement, any Deficiency and any end of term rent adjustment payable in accordance with Section 26.2 of the Equipment Agreement.

“Equipment Payment Period” for each Item of Equipment means (a) for the Interim Term of such Item, each period for which a payment of Equipment Payment is to be made for such Item during the Interim Term as set forth in Section 7.1 of the Equipment Agreement, (b) for the Basic Term of such Item, each period for which a payment of Equipment Payment is to be made for such Item during the Basic Term thereof as set forth in Section 7.2 of the Equipment Agreement, and (c) for each Renewal Term of such Item, each period for which a payment of Equipment Payment is to be made for such Item during such Renewal Term as set forth in Section 25.1 of the Equipment Agreement.

“Equity Component” means, for each Item of Equipment, the difference between the Acquisition Cost and the Debt Component therefor.

“Equity Rate” means, for any Equipment Payment Period, the LIBOR in effect as of the first LIBOR Banking Day of each such Equipment Payment Period plus two hundred fifty (250) basis points.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Residual Value” for any Item of Equipment on any date of determination shall mean an amount obtained by multiplying (a) the percentage set forth in the Equipment Agreement Supplement for such Item under the caption “Estimated Residual Value Percentage” applicable to the Basic Term or Renewal Term in effect on such date, by (b) the Acquisition Cost for such Item.

“Event of Loss” with respect to any Item of Equipment means (a) the loss of such Item of Equipment or any substantial part thereof, or (b) the loss of the use of such Item of Equipment due to theft or disappearance for a period in excess of forty-five (45) days during the Term, or existing at the expiration or earlier termination of the Term, or (c) the destruction, damage beyond repair, or rendition of such Item of Equipment or any substantial part thereof permanently unfit for normal use for any reason whatsoever, or (d) the condemnation, confiscation, seizure, or requisition of use or title to such Item of Equipment or any substantial part thereof by any Governmental Entity under the power of eminent domain or otherwise beyond the earlier of sixty (60) days and the end of the Basic Term or Renewal Term, as applicable.

“Excepted Payments” means (a) indemnity payments paid or payable in favor of Trust Company, Owner Participant, or any Assignee, or their successors or assigns, directors, officers, employees, affiliates and agents under the Operative Documents, (b) proceeds of public liability insurance (or government indemnities in lieu thereof) payable to Trust Company, Owner Participant, or any Assignee either pursuant to the Equipment Agreement or the Participation Agreement (which shall include proceeds of any self-insurance by Obligor) or maintained by Obligor, Trust Company, Obligees, Owner Participant, or any Assignee and not required to be maintained under the Equipment Agreement, (c) costs or expenses paid or payable by Obligor to, or for the benefit of, Trust Company, Owner Participant, or any Assignee, (d) all rights of, and payments to, Owner Participant under and pursuant to the Trust Agreement, (e) where any amount payable to Trust Company, Owner Participant, or any Assignee is expressed to be payable on an After-Tax Basis, the increment to the underlying payment obligation arising by virtue of the operation of the definition of “After-Tax Basis,” (f) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (e) above and otherwise required to be paid thereon, (g) all rights to receive the amounts referred to in clauses (a) through (f) above, and (h) the proceeds of enforcement of any right to receive the proceeds of any amount referred to in clauses (a) through (f) above.

“Federal Funds Rate” means for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

“French Commercial Pledge Agreement” means each Commercial Pledge Agreement among Obligor, Corporate Obligee and Audax Industries S.N.C.

“Funding Date” has the meaning set forth in Section 4.5 of the Original Participation Agreement.

“Funding Notice” has the meaning set forth in Section 4.5 of the Original Participation Agreement.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“German Chattel Mortgage Agreement” means each of the Agreements on Chattel Mortgage among (i) Becker GMBH and Obligor, (ii) Harman Audio Electronic Systems GMBH and Obligor, (iii) Obligor and Corporate Obligee and (iv) Corporate Obligee and Security Trustee.

“Guaranty Obligation” means as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, derivative instrument or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guaranty Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) obligations of the Obligor or any of its Subsidiaries under arrangements entered into in the ordinary course of business whereby Obligor or such Subsidiary sells inventory to other Persons under agreements obligating Obligor or such Subsidiary to repurchase such inventory, at a price not exceeding the original sale price, upon the occurrence of certain specified events.

“Governmental Entity” means any Federal, state, municipal or other governmental department, commission, board, bureau, agency, central bank or instrumentality or any court, in each case whether of the United States or any foreign country.

“Harman Proceeds” means the amount or amounts paid by Obligor to Corporate Obligee pursuant to Section 26.1 or 26.2 of the Equipment Agreement and received by the Lenders to the extent such amounts constitute payments of principal or interest due the A Loans and the B Loans under Section 5 of the Participation Agreement.

“Illegality Event” has the meaning set forth in Section 5.5.9 of the Participation Agreement.

“Indebtedness” means of any Person at any date, all indebtedness or obligations of such Person (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), as reflected on the balance sheet of such Person prepared in accordance with GAAP.

“Interest Coverage Ratio” means for any period of four consecutive fiscal quarters, Consolidated EBITDA divided by Consolidated Interest Expense for such period.

“Interim Term” for each Item of Equipment means the period commencing on the Acceptance Date for such Item (unless the Acceptance Date is the Basic Term Commencement Date, in which case there shall be no Interim Term for such Item) and ending on the date immediately prior to the Basic Term Commencement Date.

“Item of Equipment” or “Item” means any of the items of Equipment separately identified on any of the Schedules of Equipment attached to the Equipment Agreement Supplements currently made a part of the Equipment Agreement.

“Lenders” means the collective reference to the A Lenders and the B Lenders, and their permitted successors and assigns.

“LC Issuer” means BTM Capital Corporation, a Delaware corporation, and its permitted successors and assigns.

“LC Reimbursement Security Agreement” means the Reimbursement Security Agreement between Original Obligee and LC Issuer dated as of June 30, 1999.

“LIBOR” means, in relation to any Equipment Payment Period, the rate per annum for deposits in Dollars for that Equipment Payment Period which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Banking Day before the first day of the relevant Equipment Payment Period; provided that if such rate does not appear on the Telerate Screen Page 3750, LIBOR shall mean the rate for deposits of an amount comparable to the aggregate of the Unamortized Debt Balances then financed or refinanced by such Lender by loans on the London interbank Dollar market for that Equipment Payment Period determined by such Lender to be the LIBOR rate offered by Agent to leading banks in the London Eurodollar interbank market at 11:00 a.m. London time on the second LIBOR Banking Day before the first day of the relevant Equipment Payment Period for that relevant Equipment Payment Period adjusted for any reserve requirements in effect on the first day of such Equipment Payment Period.

“LIBOR Banking Day” means any day other than a day on which banking institutions in the State of New York or the City of London are authorized by law to close.

“LIBOR Margin” means, at any time, the liquidity margin then applicable set forth in Schedule 2 to the Participation Agreement, expressed as an annual percentage rate calculated to the seventh decimal place.

“LIBOR Rate” means the sum of LIBOR plus the LIBOR Margin.

“Lien” means liens, mortgages, encumbrances, pledges, charges and security interests of any kind.

“Liquidity Agreement” means the Amended and Restated Liquidity Asset Purchase Agreement dated as of August 27, 2000, among Original Issuer, as issuer, Commerzbank, as liquidity agent for the purchasers thereunder, and the purchasers party thereto, as amended prior to the date hereof.

“Loans” means a collective reference to the A Loans and the B Loans.

“Loan Commitment Fee”  means the Loan Commitment Fee (as defined in Appendix A to the Original Participation Agreement).

“Loan Default” means an event, which with the giving of notice or lapse of time or both, would become a Loan Event of Default.

“Loan Documents” means the Participation Agreement, Notes and Security Documents.

“Loan Event of Default” has the meaning set forth in section 5.10 of the Participation Agreement.

“Majority Lenders” means Lenders in the aggregate holding Notes representing more than 50% of the aggregate outstanding principal balances of the Loans with each Lender being able to vote all or any portion of its outstanding principal balance.

“Material Obligation” means any capitalized lease, derivative instrument or Guaranty Obligation.

“Maturity Date” for each Loan means the earlier of (a) the last day of the third Renewal Period for the Items of Equipment financed by such Loans and (b) such earlier date on which such Loan becomes due and payable under the Participation Agreement.

“Maximum Obligor Risk Amount” for any Item of Equipment on any date of determination shall mean an amount obtained by multiplying (a) the percentage set forth in the Equipment Agreement Supplement for such Item under the caption “Maximum Obligor Risk Percentage” applicable to the Basic Term or Renewal Term in effect on such date, by (b) the Acquisition Cost for such Item.

“Maximum Obligee Risk Amount” for any Item of Equipment on any date of determination shall mean an amount obtained by multiplying (a) the percentage set forth in the Equipment Agreement Supplement for such Item under the caption “Maximum Obligee Risk Percentage” applicable to the Basic Term or Renewal Term in effect on such date, by (b) the Acquisition Cost for such Item.

“Multi-Currency Credit Agreement” means the Amended and Restated Multi-Currency, Multi-Option Credit Agreement dated as of August 14, 2002 among Obligor, as “Borrower,” JPMorgan Chase Bank, a New York banking corporation, as “Administrative Agent” and the several lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, and if such is no longer in effect, any other credit agreement or loan agreement which provides Obligor and all or some of its subsidiaries with their primary source of working capital borrowings and if there is no such credit agreement or loan in effect then such last agreement or loan as in effect immediately prior to its termination or expiration.

“Multi-Currency Negative Covenants” means each and every financial and negative covenant contained in the Multi-Currency Credit Agreement (other than covenants (a) for the maintenance of a ratio of Consolidated Total Debt to Consolidated Capitalization, (b) for the maintenance of an Interest Coverage Ratio or (c) restricting mergers, consolidations, amalgamations, liquidation, winding up or dissolutions) as such covenants are in effect from time to time, which, as of the date hereof, are contained in Section 9 of the Multi-Currency Credit Agreement.

“Net Proceeds of Sale” means with respect to each Item of Equipment sold by Corporate Obligee to a third party pursuant to Section 25.3 of the Equipment Agreement, the net amount of the proceeds of sale of such Item, after deducting from the gross proceeds of such sale (a) all sales taxes and other taxes (excluding income taxes on or measured by Corporate Obligee’s income) as may be applicable to the sale or transfer of such Item, (b) all fees, costs and expenses of such sale incurred by Obligee and (b) any other amounts for which, if not paid, Corporate Obligee would be liable or which, if not paid, would constitute a Lien on such Item.

“Non-Renewal Item of Equipment” means each Item of Equipment with respect to which the Equipment Agreement is not renewed at the end of the Basic Term or any Renewal Term pursuant to timely notice to Corporate Obligee in accordance with the provisions of Section 25.1 of the Equipment Agreement.

“Notes” means the collective reference to the A Notes and the B Notes.

“Obligees” means, collectively, Trust Obligee and Corporate Obligee, and each of their permitted successors and assigns.

“Obligee Indemnified Person” means each of Trust Company, Owner Participant, Lenders, Agent, Security Trustee and any Assignee, their successors and assigns and each of their respective officers, directors, employees, beneficiaries, stockholders, agents and servants.

“Obligee Property” means all of the estate, right, title and interest of Trust Obligee and Corporate Obligee in and to the Equipment, the Participation Agreement, the Equipment Agreement and the other Operative Documents, and all documents related hereto and to the Equipment, and all proceeds thereof, including, without limitation, all Equipment Payments, insurance proceeds and Supplemental Payments, but excluding any Excepted Payments.

“Obligor” means Harman International Industries, Incorporated, a Delaware corporation, and its permitted successors and assigns.

“Obligor Indemnified Person” means each Obligee Indemnified Person and each Obligee, its successors and assigns and each of their respective officers, directors, employees, beneficiaries, stockholders, agents and servants.

“Operative Documents” means the Participation Agreement, the Receivables Purchase Agreement, the Notes, the Equipment Agreement, all Equipment Agreement Supplements, the Trust Agreement, the Original Trust Purchase Agreement, the Assumption and Revocation Agreement and the Security Documents and in each case, all exhibits, schedules and supplements thereto, and all notices, consents, certificates and other documents from time to time issued or entered into pursuant to or in connection therewith; in each case as amended and modified from time to time.

“Optional Alteration” has the meaning given set forth in Section 12 of the Equipment Agreement.

“Original Agent” means Commerzbank, acting in the capacity as “Agent” under the Original Participation Agreement.

“Original Equipment” means the Equipment (as defined in Appendix A to the Original Participation Agreement).

“Original Equipment Agreement” means the Equipment Leasing Agreement dated as of September 30, 1999 between the Original Obligee, as “Obligee”, and Obligor, as “Obligor”, as amended prior to the Restructuring Date.

“Original Issuer” means Four Winds Funding Corporation, a Delaware corporation, as “Issuer” under the Liquidity Agreement.

“Original Items of Equipment” means the Items of Equipment (as defined in Appendix A to the Original Participation Agreement).

“Original Lender” means Four Winds Funding Corporation, a Delaware corporation, as “Lender” under the Original Operative Documents.

“Original Loans” means each Loan (as defined in Appendix A to the Original Participation Agreement) made by Original Lender to Original Obligee under the Original Operative Documents.

“Original Notes” means the collective reference to the Notes (as defined in Appendix A to the Original Participation Agreement) issued by Original Obligee to Original Lender to evidence the Original Loans made to it by Original Lender under the Original Operative Documents.

“Original Obligee” means U.S. Bank National Association (assignee of State Street Bank and Trust Company of Connecticut, National Association), not in its individual capacity but solely as trustee under the Original Trust Agreement.

“Original Operative Documents” means the Operative Documents (as defined in Appendix A to the Original Participation Agreement).

“Original Owner Participant” means Bank of Tokyo-Mitsubishi Trust Company, a New York trust company.

“Original Owner Trustee” means U.S. Bank National Association (assignee of State Street Bank and Trust Company of Connecticut, National Association), acting in the capacity as “Owner Trustee” under the Original Trust Agreement.

“Original Participation Agreement” means the Participation Agreement dated as of September 30, 1999 between Obligor, Original Obligee, Original Lender, Original Agent, Original Security Trustee and LC Issuer.

“Original Security Trustee” means Commerzbank, acting in the capacity as “Security Trustee” under the Original Participation Agreement.

“Original Trust Agreement” means that certain Trust Agreement by and between Original Owner Trustee and Original Owner Participant, dated as of September 30, 1999, which agreement has been terminated pursuant to the Assumption and Revocation Agreement.

“Original Trust Estate” means the Trust Estate (as defined in Appendix A to the Original Participation Agreement).

“Original Trust Purchase Agreement” means the Purchase, Assignment and Assumption Agreement dated as of June 30, 2003, between Original Owner Participant, as “Seller”, and Corporate Obligee, as “Purchaser”, a copy of which is attached as Exhibit A to the Participation Agreement.

“Outstanding Debt Amount” with respect to each Item of Equipment means the Debt Component therefor less the aggregate of all Debt Amortization Payments, all payments on account of Casualty Loss Value and all Deficiency payments and all payments made by Obligor to Corporate Obligee in accordance with Section 26.2 of the Equipment Agreement paid by Obligor to Corporate Obligee with respect to such Item.

“Overdue Rate” means the Applicable Debt Rate at the time in effect plus two (2) percent (200 basis points).

“Overpayment Memorandum” means that certain memorandum dated June 30, 2003 from Greg Henry of Harman International Industries, Incorporated to the A Lenders.

“Owner Participant” means BTM Capital Corporation, a Delaware corporation, and its permitted successors and assigns.

“Participation Agreement” means the Amended and Restated Participation Agreement dated as of June 30, 2003 among Obligor, Corporate Obligee, Trust Obligee, each Lender, Owner Participant, Agent and Security Trustee, as amended and modified from time to time in accordance with the terms thereof.

“Payment and Amortization Schedule” for each Loan means the payment and amortization scheduled attached to the Note relating to and evidencing such Loan.

“Payment Date” the 20th of each June, September, December and March , provided however, if any such date is not a LIBOR Banking Day, then the Payment Date shall be the next LIBOR Banking Day.

“Permitted Assignee” means any “accredited investor” under Rule 501(a) of the Securities Act of 1933, as amended, which is either a bank, insurance company, mutual fund, trust company, employee benefit plan (as defined in ERISA), or savings and loan company, in each case having total assets of at least $200,000,000 or Corporate Obligee upon exercise of the Corporate Obligee Option.

“Permitted Lien” means (a) any Liens created or granted by (i) Corporate Obligee to Security Trustee with respect to the Equipment Collateral under or in connection with the Participation Agreement, or (ii) by Trust Obligee to Security Trustee with respect to the Transferred Property Collateral under or in connection with the Participation Agreement, (b) any Liens created or granted by Original Obligee with respect to the Collateral (as defined in the Original Operative Documents) under or in connection with the Original Participation Agreement, which Liens have been assumed by Corporate Obligee, Trust Obligee, or both, (c) any interest of Obligor with respect to the Collateral under the Participation Agreement or the Equipment Agreement, and (d) any Lien of a mechanic, material-man, carrier, employee or other similar Lien arising in the ordinary course of business by statute or by operation of law, in respect of obligations that are not overdue or that are being contested in good faith by appropriate proceedings.

“Permitted Transferee” has the meaning specified in Section 10.7(b) of the Participation Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or Governmental Entity, agency or political subdivision thereof.

“Pre Effective-Date Financing Statement” means any UCC financing statement filed prior to July 1, 2001 in accordance with the Original Operative Documents to perfect a security interest granted by a Subsidiary of Obligor to Obligor or by Obligor to Original Obligee or by Original Obligee to Original Security Trustee under the Original Equipment Agreement or the Original Participation Agreement, which UCC financing statements were not filed in such Subsidiary’s, Obligor’s or Original Obligee’s UCC Location.

“Prepayment Premium” means with respect to any repayment of a Loan in whole or in part on any day other than a Payment Date the amount (if any) by which (a) the amount of interest payable on the next Payment Date on the amount of the Loan which is repaid, but for it having been so repaid, exceeds (b) the aggregate of the amount of interest accrued to the date such amount is repaid and an amount equal to AR x D x R, where AR equals the amount which is repaid, D equals the number of days from the date of repayment to the next Payment Date and R equals the rate per annum at which the Lender concerned is offering or would offer in the London Interbank Market (based on commercially reasonable criteria) for Dollar deposits of leading banks in an amount substantially equal in the amount repaid for a period from such date to the next Payment Date.

“Program Administration Letter” means the Program Administration Letter (as defined in Appendix A to the Original Participation Agreement).

“Receivables Purchase Agreement” means the Financing Agreement Rights Purchase Agreement dated as of June 30, 2003 between Corporate Obligee, as seller, and Trust Obligee, as purchaser, a copy of which is attached as Exhibit C to the Participation Agreement.

“Redelivery Location” means, with respect to any Item of Equipment that is to be returned by Obligor to Corporate Obligee, a location or locations designated by Corporate Obligee.

“Related Exhibit A” means, with respect to an Item of Equipment, the particular numbered Exhibit A currently attached to the Original Equipment Agreement and made a part thereof to which such Item relates as specified in Section 4 of the Equipment Agreement.

“Related Equipment Agreement Supplement” means, with respect to an Item of Equipment, the particular numbered Equipment Agreement Supplement executed and delivered prior to the Restructuring Date in connection with the Original Operative Documents on which that Item is identified.

“Renewal Term” for each Item of Equipment means each twelve (12) month period following the end of the Basic Term for such Item with respect to which Obligor has the option to renew the Equipment Agreement pursuant to Section 25.1 of the Equipment Agreement, terminating on the Payment Date that occurs in the twelfth month of such Renewal Term.

“Required Alteration” has the meaning set forth in Section 12 of the Equipment Agreement.

“Responsible Officer” means the chief executive officer, the president, the chief financial officer, the Chief operating officer or the vice president for financial or legal affairs of Obligor.

“Restricted Subsidiary” means any Subsidiary identified as a “Restricted Subsidiary” in the Multi-Currency Credit Agreement.

“Restructuring Date” means June 30, 2003.

“Risk Allocation Agreement” means the Risk Allocation Agreement dated as of September 30, 1999 by and among Commerzbank Aktiengesellschaft, New York Branch and each other party referred to therein as a “Purchaser” and Commerzbank Aktiengesellschaft, New York Branch, as agent for itself and the other Purchasers thereunder.

“Secured Obligations” has the meaning set forth in Section 7 of the Participation Agreement.

“Security Documents” means the UCC financing statements referenced in Section 2.1(g) of the Participation Agreement, the French Commercial Pledge Agreements, the German Chattel Mortgage Agreements, the English Debentures, and Subsidiary Equipment Agreements.

“Security Trustee” means Bank of Tokyo-Mitsubishi Trust Company.

“Special Non-Cash Charges” means any non-cash, non recurring restructuring charges in accordance with GAAP and non-cash charges relating to the implementation of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, issued by the Financial Accounting Standards Board.

“Standard & Poor’s” means Standard & Poor’s Rating Service, a Division of McGraw Hill Companies, Inc. and any successor or assign.

“Subsidiary” means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Equipment Agreement” has the meaning set forth in Section 14.1 of the Equipment Agreement.

“Supplemental Payments” means all amounts, liabilities and obligations which Obligor assumes or agrees to pay hereunder to Corporate Obligee or others, including payments of Casualty Loss Value, Estimated Residual Value and indemnities, but excluding Equipment Payment.

“Taxes” has the meaning set forth in Section 8.2 of the Participation Agreement.

“Term” for each Item of Equipment means the period from and including the Acceptance Date thereof and ending on the last day of the Basic Term thereof or, if renewed, the last Renewal Term thereof.

“Termination Date” for each Item of Equipment means the last day of the Basic Term therefor, or if the Term of such Item has been renewed pursuant to Section 25.1 of the Equipment Agreement, the last day of the then current Renewal Term of such Item.

“Transfer Option Amount” has the meaning set forth in Section 25.2 of the Equipment Agreement.

“Transferred Property” has the meaning set forth in Section 1 of the Receivables Purchase Agreement.

“Transferred Property Collateral” has the meaning set forth in Section 7.1(b) of the Participation Agreement.

“Trust” means the trust created by the Trust Agreement.

“Trust Agreement” means that certain Trust Agreement by and between Trust Company and Owner Participant, dated as of June 30, 2003, as amended, supplemented or modified from time to time.

“Trust Collateral” has the meaning set forth in Section 7.1(c) of the Participation Agreement.

“Trust Estate” has the meaning specified in Section 2.6 of the Trust Agreement.

“Trust Company” means U.S. Bank National Association, a national banking association, and its successors and assigns, each in its individual capacity.

“Trust Company Liabilities” means any claims or liabilities resulting from or arising out of the following (i) the willful misconduct or gross negligence of Trust Company; (ii) the liabilities that may result from the breach or inaccuracy of any of the Trust Company’s representations, warranties or agreements made in its individual capacity in Sections 5.6 and 5.14 of the Trust Agreement, or in any Operative Documents or any document delivered in connection therewith; (iii) any failure by Trust Company to perform the obligations expressly undertaken in its individual capacity in the Trust Agreement or in any Operative Document or any document delivered in connection therewith; (iv) Taxes based on or measured by any fees, commissions or compensation received by Trust Company for acting as trustee in connection with any of the transactions contemplated by the Operative Documents; or (v) any failure by Trust Company to use ordinary care in the receipt and disbursement of fund.

“Trust Obligee” means U.S. Bank National Association, a national banking association, not in its individual capacity but solely as trustee under the Trust Agreement, and its permitted successors and assigns.

“UCC” means the Uniform Commercial Code, as in effect in any applicable jurisdiction.

“UCC Location” means the jurisdiction in which a “debtor” is located (or deemed located) under the UCC.

“Unamortized Debt Balance” for any Item of Equipment, means the amount calculated by multiplying the unpaid principal balance of the Loans made with respect to such Item of Equipment by a fraction, the numerator of which is the Acquisition Cost of such Item of Equipment as set forth on the Related Equipment Agreement Supplement and the denominator of which is the aggregate of all Acquisition Costs for Items of Equipment as set forth on the Related Equipment Agreement Supplement (including such Item of Equipment with respect to which such calculation is being made) and at the time subject to the Equipment Agreement.

When used in any Operative Document the words “this Agreement”, “herein”, “hereunder”, “hereof” or other like words mean and include such Operative Document and each amendment and supplement thereto, and with respect to the Equipment Agreement, each Exhibit A, each Equipment Agreement Supplement.  All references to sections, schedules and exhibits in any Operative Document are to sections, schedules and exhibits in or to such Operative Document unless otherwise specified.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time in the United States.  All words importing any gender shall be deemed to include the other gender.  All references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to.  Unless otherwise specified, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, modifications and supplements thereto.